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Exhibit 4.7(a)

THIS DEED OF AMENDMENT AND RESTATEMENT (THE “DEED OF AMENDMENT AND RESTATEMENT”) AMENDS AND RESTATES THE MASTER AGREEMENT DATED 24 JANUARY 2013 AS AMENDED BY ADDENDUM NUMBER ONE EFFECTIVE 1 JUNE 2013, AS AMENDED AND RESTATED BY A DEED OF AMENDMENT AND RESTATEMENT EFFECTIVE AS OF 31 DECEMBER 2014 (COLLECTIVELY, THE “ORIGINAL MASTER”)

This Deed of Amendment and Restatement to the Original Master is effective as of 29 September 2016 (the “Amendment Date”)

BETWEEN:

(1)
SCORPIO TANKERS INC., a company incorporated under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“STNG”) on its own account and as agent for and on behalf of each of its existing wholly owned subsidiaries (as set out in Schedule 1) (“SPVs”) and certain of its future wholly-owned subsidiaries (“Future SPVs”) (the SPVs and Future SPVs jointly referred to as the “STNG SPVs”);

(2)	SCORPIO COMMERCIAL MANAGEMENT S.A.M., a company incorporated under the laws of Monaco and having its registered office at 9 Boulevard Charles III, Monaco 98000 (“SCM”); and

(3)	SCORPIO SHIP MANAGEMENT S.A.M., a company incorporated under the laws of Monaco and having its registered office at 9 Rue du Gabian, Monaco 98000 (“SSM”);

(each a “Party” and together the “Parties”).

WHEREAS:

(1)
The Original Master governs the terms upon which SSM and SCM provide technical and commercial services (respectively) to the STNG SPVs. Pursuant to the terms of the Original Master the Vessels (as therein defined) are managed pursuant to standard technical management terms (the “Technical Management Terms”) and/or standard commercial management terms (the “Commercial Management Terms”), which are set forth in the Original Master, each as amended and supplemented by the applicable confirmation a form of which is included in Schedule 2 of the Original Master (the “Confirmation”, together with the Technical Management Terms and the Commercial Management Terms, the “Management Agreements”). The Original Master was amended by the Deed of Amendment dated 29 September 2016 (the “DoA”).

(2)
Pursuant to the DoA the Parties have agreed to amend certain termination and other provisions contained in the Original Master, including the Management Agreements, as set forth in this Deed of Amendment and Restatement.

NOW THEREFORE in consideration of the mutual covenants contained in this Deed of Amendment and Restatement, the Parties agree as follows:

1.
The Original Master, including the Management Agreements contained therein, shall with effect from the Amendment Date be amended and restated to fully effectuate the intent of the DoA and shall include the amended and restated commercial management terms (the “New Commercial Management Terms”) and the amended and restated technical management terms (the “New Technical Management Terms” and together with the New Commercial Management Terms, each as amended and supplemented by the applicable confirmation, the “New Management Agreements”) (collectively, the “Amended Master”), as attached hereto as Annex A.

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2.
The Management Agreements relating to the STNG SPVs that own vessels listed in Schedule 2 Section A – Owned Vessels (the “Owned Vessel Management Agreements”) will with effect from the Amendment Date, be replaced with the New Management Agreements. An addendum to each of the Owned Vessel Management Agreements confirming certain changes shall be issued in the form attached hereto at Schedule 3 Section A and B (as applicable). STNG agrees to cause all subsidiaries of STNG that own Vessels on or after the Amendment Date to enter into and be bound by the Amended Master including for the avoidance of doubt, entering into a confirmation. .

3.
The Management Agreements relating to the time chartered in vessels set out at Schedule 2 Section B – Time chartered in Vessels shall remain unchanged by this Deed of Amendment and Restatement. The Parties agree to cause all vessels that are time-chartered into STNG’s fleet on or after the Amendment Date to enter into and be bound by the Amended Master, including for the avoidance of doubt, entering into a confirmation.

4.
STNG, in its capacity as guarantor, hereby confirms that the guarantees effective 31 December 2014 issued pursuant to the Original Master remain in full force and effect notwithstanding this Deed of Amendment and Restatement.

5.	This Deed of Amendment and Restatement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.
This Deed of Amendment and Restatement shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Deed of Amendment and Restatement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Terms current at the time when the arbitration proceedings are commenced.

7.
No provision of this Deed of Amendment and Restatement shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Deed of Amendment and Restatement.

IN WITNESS WHEREOF this Deed of Amendment and Restatement has been duly executed as a deed and delivered with effect from 15 November 2016.

Executed as a deed by	Name: Luca Forgione	/s/ Luca Forgione
For and on behalf of	Title: General Counsel
Scorpio Tankers Inc.

in the presence of	Name: Andrew Cottrell	/s/ Andrew Cottrell
Signature of Witness	Title: Legal Intern

Name, address and occupation of witness
“Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

Executed as a deed by	Name: Luca Forgione	/s/ Luca Forgione
For and on behalf of	Title: General Counsel
Scorpio Tankers Inc.
As agent for and on behalf of each of the STNG SPVs:

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in the presence of	Name: Andrew Cottrell	/s/ Andrew Cottrell
Signature of Witness	Title: Legal Intern
Name, address and occupation of witness
“Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco
Executed as a deed by	Name: Aldo Poma	/s/ Aldo Puma
For and on behalf of	Title: Administrateur Délégué
Scorpio Commercial Management S.A.M.:

in the presence of	Name: Andrew Cottrell	/s/ Andrew Cottrell
Signature of Witness	Title: Legal Intern

Name, address and occupation of witness
“Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco
Executed as a deed by	Name: Francesco Bellusci	/s/ Francesco Bellusci
For and on behalf of	Title: Administrateur Délégué
Scorpio Ship Management S.A.M.:

in the presence of	Name: Andrew Cottrell	/s/ Andrew Cottrell
Signature of Witness	Title: Legal Intern
Name, address and occupation of witness
“Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

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Schedule 1

1.	SBI Parejo Shipping Company Limited

2.	SBI Tuscamina Shipping Company Limited

3.	STI Acton Shipping Company Limited

4.	STI Alexis Shipping Company Limited

5.	STI Amber Shipping Company Limited

6.	STI Aqua Shipping Company Limited

7.	STI Battersea Shipping Company Limited

8.	STI Battery Shipping Company Limited

9.	STI Bayonne Shipping Company Limited

10.	STI Benicia Shipping Company Limited

11.	STI Beryl Shipping Company Limited

12.	STI Black Hawk Shipping Company Limited

13.	STI Botafogo Shipping Company Limited

14.	STI Brixton Shipping Company Limited

15.	STI Broadway Shipping Company Limited

16.	STI Bromley Shipping Company Limited

17.	STI Bronx Shipping Company Limited

18.	STI Brooklyn Shipping Company Limited

19.	STI Camden Shipping Company Limited

20.	STI Carnaby Shipping Company Limited

21.	STI Cartaret Shipping Company Limited

22.	STI Chartering and Trading Ltd

23.	STI Clapham Shipping Company Limited

24.	STI Comandante Shipping Company Limited

25.	STI Condotti Shipping Company Limited

26.	STI Connaught Shipping Company Limited

27.	STI Croydon Shipping Company Limited

28.	STI Dama Shipping Company Limited

29.	STI Duchessa Shipping Company Limited

30.	STI Ealing Shipping Company Limited

31.	STI Elysees Shipping Company Limited

32.	STI Emerald Shipping Company Limited

33.	STI Esles II Shipping Company Limited

34.	STI Finchley Shipping Company Limited

35.	STI Fontvieille Shipping Company Limited

36.	STI Fulham Shipping Company Limited

37.	STI Galata Shipping Company Limited

38.	STI Garnet Shipping Company Limited

39.	STI Gavia Shipping Company Limited

40.	STI Grace Shipping Company Limited (formerly SBI Macanudo Shipping Company Limited)

41.	STI Gramercy Shipping Company Limited

42.	STI Hackney Shipping Company Limited

43.	STI Hammersmith Shipping Company Limited

44.	STI Hounslow Shipping Company Limited

45.	STI Ipanema Shipping Company Limited

46.	STI Jardins Shipping Company Limited

47.	STI Jasper Shipping Company Limited

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48.	STI Jermyn Shipping Company Limited (formerly SBI Cuaba Shipping Company Limited)

49.	STI Jurere Shipping Company Limited

50.	STI Kingsway Shipping Company Limited

51.	STI La Boca Shipping Company Limited

52.	STI Larvotto Shipping Company Limited

53.	STI Lauren Shipping Company Limited

54.	STI Le Rocher Shipping Company Limited

55.	STI Leblon Shipping Company Limited

56.	STI Lombard Shipping Company Limited

57.	STI Madison Shipping Company Limited

58.	STI Manhattan Shipping Company Limited

59.	STI Marianne Shipping Company Limited

60.	STI Mayfair Shipping Company Limited

61.	STI Memphis Shipping Company Limited

62.	STI Meraux Shipping Company Limited

63.	STI Millenium Shipping Company Limited

64.	STI Milwaukee Shipping Company Limited

65.	STI Notting Hill Shipping Company Limited

66.	STI Onyx Shipping Company Limited

67.	STI Opera Shipping Company Limited

68.	STI Orchard Shipping Company Limited

69.	STI Osceola Shipping Company Limited

70.	STI Oxford Shipping Company Limited

71.	STI Park Shipping Company Limited

72.	STI Pimlico Shipping Company Limited

73.	STI Pontiac Shipping Company Limited

74.	STI Poplar Shipping Company Limited

75.	STI Queens Shipping Company Limited

76.	STI Rambla Shipping Company Limited

77.	STI Recoleta Shipping Company Limited

78.	STI Regina Shipping Company Limited

79.	STI Rose Shipping Company Limited

80.	STI Rotherhithe Shipping Company Limited

81.	STI Ruby Shipping Company Limited

82.	STI San Antonio Shipping Company Limited

83.	STI San Telmo Shipping Company Limited

84.	STI Sapphire Shipping Company Limited

85.	STI Savile Row Shipping Company Limited

86.	STI Seneca Shipping Company Limited

87.	STI Sloane Shipping Company Limited

88.	STI Soho Shipping Company Limited

89.	STI Spiga Shipping Company Limited

90.	STI St. Charles Shipping Company Limited

91.	STI Stamford Shipping Company Limited

92.	STI Susana Shipping Company Limited

93.	STI Taksim Shipping Company Limited

94.	STI Texas City Shipping Company Limited

95.	STI Topaz Shipping Company Limited

96.	STI Tribeca Shipping Company Limited

97.	STI Venere Shipping Company Limited

98.	STI Veneto Shipping Company Limited

99.	STI Ville Shipping Company Limited

100.	STI Virtus Shipping Company Limited

101.	STI Wembley Shipping Company Limited

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102.	STI Westminster Shipping Company Limited

103.	STI Winnie Shipping Company Limited

104.	STI Yorkville Shipping Company Limited

105.	Yellowjacket I Limited

106.	Yellowjacket II Limited

107.	Yellowjacket III Limited

108.	Yellowjacket IV Limited

109.	Yellowjacket V Limited

110.	Yellowjacket VI Limited

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Schedule 2 Confirmations

Section A - Owned Vessels

Vessel name             Date of Confirmation

1.	STI ACTON 25-Aug-14

2.	STI AMBER 24-Jan-13

3.	STI AQUA 02-Jul-14

4.	STI BATTERSEA 13-Oct-14

5.	STI BATTERY 11-Nov-14

6.	STI BENICIA 02-Jul-14

7.	STI BERYL 24-Jan-14

8.	STI BRIXTON 11-Jun-14

9.	STI BROADWAY 04-Nov-14

10.	STI CAMDEN 15-Sep-14

11.	STI CLAPHAM 11-Nov-14

12.	STI COMANDANTE 22-May-14

13.	STI CONDOTTI 11-Nov-14

14.	STI DAMA 02-Jul-14

15.	STI DUCHESSA 24-Jan-13

16.	STI ELYSEES 02-Jul-14

17.	STI EMERALD 24-Jan-13

18.	STI FINCHLEY 11-Nov-14

19.	STI FONTVIEILLE 17-Jun-13

20.	STI FULHAM 15-Sep-14

21.	STI GARNET 24-Jan-13

22.	STI HACKNEY 02-Jul-14

23.	STI LARVOTTO 17-Jun-13

24.	STI LE ROCHER 17-Jun-13

25.	STI MADISON 25-Aug-14

26.	STI MAYFAIR 03-Sep-14

27.	STI MERAUX 30-Apr-13

28.	STI MILWAUKEE 04-Nov-14

29.	STI ONYX 24-Jan-14

30.	STI OPERA 24-Jan-13

31.	STI ORCHARD 25-Aug-14

32.	STI PARK 15-Sep-14

33.	STI PIMLICO 02-Jul-14

34.	STI POPLAR 11-Nov-14

35.	STI REGINA 25-Aug-14

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36.	STI RUBY 24-Jan-14

37.	STI SAN ANTONIO 22-May-14

38.	STI SAPPHIRE 24-Jan-13

39.	STI SLOANE 13-Oct-14

40.	STI SOHO 21-Nov-14

41.	STI ST CHARLES 15-Sep-14

42.	STI TEXAS CITY 19-Mar-14

43.	STI TOPAZ 24-Jan-13

44.	STI VENERE 11-Jun-14

45.	STI VILLE 17-Jun-13

46.	STI VIRTUS 11-Jun-14

47.	STI WEMBLEY 13-Oct-14

48.	STI YORKVILLE 13-Oct-14

49.	STI MEMPHIS 11-Dec-15

50.	STI VENETO 15-Jan-15

51.	STI CONNAUGHT 09-Mar-15

52.	STI OXFORD 22-Jan-15

53.	STI GRAMERCY 06-Jan-15

54.	STI TRIBECA 21-Nov-14

55.	STI LOMBARD 06-Apr-16

56.	STI LAUREN 09-Mar-15

57.	STI WINNIE 09-Mar-15

58.	STI CARNABY 28-Jul-15

59.	STI KINGSWAY 28-Jul-15

60.	STI SPIGA 20-May-15

61.	STI SAVILE ROW 20-May-15

62.	STI ROTHERHITHE 16-Dec-14

63.	STI HAMMERSMITH 21-Nov-14

64.	STI MANHATTAN 09-Mar-15

65.	STI WESTMINSTER 08-Jun-15

66.	STI ROSE 16-Dec-14

67.	STI OSCEOLA 09-Mar-15

68.	STI SENECA 20-May-15

69.	STI BROOKLYN 08-Jun-15

70.	STI ALEXIS 15-Jan-15

71.	STI NOTTING HILL 09-Mar-15

72.	STI QUEENS 09-Mar-15

73.	STI BLACK HAWK 10-Aug-15

74.	STI GRACE 01-Mar-16

75.	STI JERMYN 25-Apr-16

76.	STI BRONX 15-Jan-15

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77.	STI PONTIAC 09-Mar-15.

Section B - Time chartered in vessels

1.	DENSA ALLIGATOR 17-Sep-2013

2.	GAN TRUST 31-Jan-2013

3.	HELLESPONT PROGRESS 14-Mar-2014

4.	KRASLAVA 24-Jan-2013

5.	KRISJANIS VALDEMARS 24-Jan-2013

6.	TARGALE 24-Jan-2013

7.	DENSA CROCODILE 07-Feb-2015

8.	VUKOVAR 01-May-2015

9.	MISS MARIAROSARIA 26-May-2015

10.	SINGLE 24-Mar-2016

11.	SILENT 21-Mar-2016

12.	STAR I 27-Mar-2016

13.	ZEFYROS 08-Jul-2016

14.	CPO AUSTRALIA 01-Sep-2016

15.	CPO NEW ZEALAND 12-Sep-2016

16.	ANCE 13-Sep-2016

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Schedule 3 Form of deed of addendum number two to each of the Management Agreements

Section A Commercial Management Form

This Deed of Addendum number two to the CMA (as defined below) (the “Addendum”) is effective as of 29 September 2016

BETWEEN:

(i)	SCORPIO COMMERCIAL MANAGEMENT S.A.M, a company incorporated under the laws of Monaco and having its registered office at 9 Boulevard Charles III, Monaco MC 98000 (“SCM”);

(ii)
[*], a company incorporated under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“STNG SPV”); and

(iii)
SCORPIO TANKERS INC., a company incorporated under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“STNG”)

(each a “Party” and together the “Parties”).

WHEREAS:

(1)
SCM and STNG SPV have previously entered into a standard form commercial management agreement including the confirmation dated [*] (the “Confirmation”) and addendum number one dated effective as of 31 December 2014 (being together, the “CMA”) pursuant to the terms of the master agreement dated 24 January 2013 as amended by an addendum number 1 effective 1 June 2013 as amended and restated by a deed of amendment and restatement effective as of 31 December 2014 (together, the “Original Master”) and as amended by the deed of amendment dated 29 September 2016 (the “DoA”) entered into by or on behalf of each of the Parties; and

(2)
To fully effectuate the intent of the DoA, the Parties have amended the terms of the Original Master pursuant to a deed of amendment and restatement effective 29 September 2016 (the “Amended Master”) and the commercial management terms included therein (the “New Standard Form CMA”). This Addendum confirms the changes effective to the terms of the CMA.

NOW THEREFORE in consideration of the mutual covenants contained herein and the payment of $1 by each Party to the other, the receipt and sufficiency of which is acknowledged by each IT IS AGREED as follows:

(a)	With effect from 29 September 2016 the CMA will be amended and restated and replaced by the New Standard Form CMA;

(b)
The Confirmation as amended by addendum number one shall continue to apply as is except that: (i) any reference to “Clause 22 (g) and (h)” in the Confirmation shall be changed to “Clause 22” and (ii) where a Vessel is entered into a Scorpio Handymax Tanker Pool, Scorpio LR2 Pool or Scorpio Aframax Pool the following wording from the Confirmation

“From the period commencing as of the date that [●] becomes a Pool Participant (as defined in the Scorpio [●] Pool Agreement) and the Vessel becomes a Pool Vessel (as

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defined in the Scorpio [●] Pool Agreement) until the date that [●] ceases to be a Pool Participant and the Vessel ceases to be a Pool Vessel the Managers shall be remunerated in accordance with the terms of the Scorpio [●] Pool Agreement (and for the avoidance of doubt shall not be remunerated in accordance with the terms of this Agreement), except, in the event of the application of clause 9.3.A of the Scorpio [●] Pool Agreement the Manager shall receive a flat daily management fee of US$[●] throughout the duration of the Vessel’s Off Pool Time Charter period (as defined in the Scorpio [●] Pool Agreement) which shall be payable monthly in advance against an invoice. Further provided always that for the purposes of calculating the management fee amount which may be due and payable under Clause 22 of this Agreement the management fee set out at Clause 12(a)(i) and (a)(ii) shall expressly apply and the Vessel shall not be deemed to be a Pool Vessel (as defined in the Scorpio [●] Pool Agreement).”.

shall be deleted and replaced by:
“From the period commencing as of the date that Owners become a Pool Participant (as defined in the Scorpio [●] Pool Agreement (“Pool Agreement”)) and the Vessel becomes a Pool Vessel (as defined in the Pool Agreement) until the date that Owners cease to be a Pool Participant and the Vessel ceases to be a Pool Vessel the Managers shall be remunerated in accordance with the terms of the Pool Agreement (and for the avoidance of doubt shall not be remunerated in accordance with the terms of this Agreement) unless the Vessel is in an Off Pool Time Charter (as defined in the Pool Agreement) in which case the Manager shall receive a flat daily management fee of US [●] payable monthly in advance against an invoice, throughout the duration of the Vessel’s Off Pool Time Charter. Provided always that the applicable termination fees payable by Owners pursuant to Clause 22 of this Agreement shall be calculated by using the management fee set out under Clause 12(a)(i) and 12(a) (ii) as if they expressly applied and the Vessel shall not be deemed to be a Pool Vessel (as defined in the applicable pool agreement)”.

(c)	STNG confirms its guarantee of the performance of the STNG SPV remains in full force and effect notwithstanding the New Standard Form CMA and this Addendum.

(d)	This Addendum may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e)	The law and dispute resolution clause at clause 23 of the New Standard Form CMA shall apply to this Addendum.

(f)	No provision of this Addendum shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Addendum.

IN WITNESS WHEREOF this Addendum has been duly executed as a deed and delivered with effect from [November] 2016.

Executed as a deed by Aldo Poma            )
For and on behalf of                     )
Scorpio Commercial Management S.A.M.:        )

in the presence of                    )
Signature of Witness                    )
Name, address and occupation of witness        )

Executed as a deed by Luca Forgione            )

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For and on behalf of                     )
[STNG SPV]:                        )

in the presence of                    )
Signature of Witness                    )
Name, address and occupation of witness        )

Executed as a deed by Luca Forgione            )
For and on behalf of                     )
Scorpio Tankers Inc.                    )

in the presence of                    )
Signature of Witness                    )
Name, address and occupation of witness        )

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Section B Technical Management Addendum

This Deed of Addendum number two to the TMA (the “Addendum”) is effective as of 29 September 2016

BETWEEN:

(i)	SCORPIO SHIP MANAGEMENT S.A.M, a company incorporated under the laws of Monaco and having its registered office at 9 Rue du Gabian, Monaco MC 98000 (“SSM”);

(ii)
[*], a company incorporated under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“STNG SPV”); and

(iii)
SCORPIO TANKERS INC., a company incorporated under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“STNG”)

(each a “Party” and together the “Parties”).

WHEREAS:

(1)
SSM and STNG SPV have previously entered into a standard form technical management agreement including the confirmation dated [*] (the “Confirmation”) and addendum number one dated effective as of 31 December 2014 (being together, the “TMA”) pursuant to the terms of the master agreement dated 24 January 2013 as amended by an addendum number 1 effective 1 June 2013 as amended and restated by a deed of amendment and restatement effective as of 31 December 2014 (together, the “Original Master”) and as amended by the deed of amendment dated 29 September 2016 (the “DoA”) entered into by or on behalf of each of the Parties; and

(2)
To fully effectuate the intent of the DoA, the Parties have amended the terms of the Original Master pursuant to a deed of amendment and restatement effective 29 September 2016 (the “Amended Master”) and the technical management terms included therein (the “New Standard Form TMA”). This Addendum confirms the changes effective to the terms of the TMA.

NOW THEREFORE in consideration of mutual covenants contained herein and the payment of $1 by each Party to the other, the receipt and sufficiency of which is acknowledged by each IT IS AGREED as follows:

(a)	With effect from 29 September 2016, the TMA will be amended and restated and replaced by the New Standard Form TMA.

(b)	The Confirmation shall continue to apply as is.

(c)	STNG confirms its guarantee of the performance of the STNG SPV remains in full force and effect notwithstanding the New Standard Form TMA and this Addendum.

(d)	This Addendum may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e)	The law and dispute resolution clause at clause 23 of the New Standard Form TMA shall apply to this Addendum.

(f)	No provision of this Addendum shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Addendum.
IN WITNESS WHEREOF this Addendum has been duly executed as a deed and delivered with effect from [November] 2016.

Executed as a deed by Francesco Bellusci        )
For and on behalf of                     )

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Scorpio Ship Management S.A.M.:            )

in the presence of                    )
Signature of Witness                    )
Name, address and occupation of witness        )

Executed as a deed by Luca Forgione            )
For and on behalf of                     )
[STNG SPV]:                        )

in the presence of                    )
Signature of Witness                    )
Name, address and occupation of witness        )

Executed as a deed by Luca Forgione            )
For and on behalf of                     )
Scorpio Tankers Inc.                    )

in the presence of                    )
Signature of Witness                    )
Name, address and occupation of witness        )

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Annex A: Form of amended and restated master agreement (the “Amended Master”) effective as of 29 September 2016

MASTER AGREEMENT

This deed of master agreement (the “Master”) is effective as of 29 September 2016 (the “Amendment Date”)

BETWEEN:

(1)
SCORPIO TANKERS INC., a company incorporated under the laws of The Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“STNG”) on its own account and as agent for and on behalf of each of its existing wholly owned subsidiaries (as set out in Schedule 1) (“SPVs”) and certain of its future wholly-owned subsidiaries (“Future SPVs”) (the SPVs and Future SPVs jointly referred to as the “STNG SPVs”);

(2)	SCORPIO COMMERCIAL MANAGEMENT S.A.M., a company incorporated under the laws of Monaco and having its registered office at 9 Boulevard Charles III, Monaco 98000 (“SCM”); and

(3)	SCORPIO SHIP MANAGEMENT S.A.M., a company incorporated under the laws of Monaco and having its registered office at 9 Rue Du Gabian, Monaco 98000 (“SSM”);

(each a “Party” and together the “Parties”).

WHEREAS:

(1)
the Parties have previously entered into a master agreement with an effective date of 24 January 2013 as amended by addendum number one dated 1 June 2013, amended and restated by a deed of amendment and restatement effective as of 31 December 2014, amended by a deed of amendment dated 29 September 2016 (the “DoA”) and amended and restated by a deed of amendment and restatement effective as of 29 September 2016 (the “Deed of Amendment and Restatement”).

(2)
The STNG SPVs: (i) control a number of vessels already on the water; (ii) will control vessels to be delivered from various shipyards; and (iii) may in the future control vessels purchased or chartered in from third parties (together the “Vessels”). References to “control” or “controlled” herein means owned or chartered.

(3) SSM and SCM provide technical and commercial management services (respectively). The Vessels require technical and/or commercial management services from SSM and/or SCM (respectively) and the Parties have agreed on a standard set of terms for technical and commercial management services, which shall be applicable to all Vessels.
(4) Certain STNG SPVs, SSM and SCM have prior to the Amendment Date entered into various technical and commercial management agreements, as amended and supplemented from time to time (the “Original Management Agreements”).

(5)	The Parties agreed to amend certain termination provisions contained in the Original Management Agreements by entering into the DoA and the Deed of Amendment and Restatement.

(6)
The revised standard set of terms for the commercial management of the Vessels is hereby attached as Annex I (the “Standard Commercial Management Terms”) and the revised standard set of terms for the technical management of the Vessels is hereby attached as Annex II (the “Standard Technical Management Terms”). Both the Standard Commercial Management Terms and the Standard Technical Management Terms (together, the “Standard Management Terms”) form an integral part of this Master.

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NOW THEREFORE in consideration of the mutual covenants contained herein IT IS AGREED with effect from the Amendment Date as follows:

(1)	the Standard Management Terms contain the terms and conditions concerning the commercial and/or technical management provided by SCM and SSM respectively, to each Vessel controlled by the STNG SPVs.

(2)
STNG will procure all future Vessels (being any Vessels in respect of which a Confirmation has as of the Amendment Date not yet been issued), to be governed by the Standard Commercial Management Terms and/or Standard Technical Management Terms, in each case as amended by the terms detailed in a Confirmation (as defined below), (each a “Management Agreement” and together the “Management Agreements”). The entry by a Vessel under management by SCM and/or SSM and any amendments to those terms, will be evidenced by a written confirmation (substantially in the form set out in Schedule 2) executed by and between STNG SPV (or alternatively, STNG as agent for and on behalf of the relevant STNG SPV), STNG as guarantor and SCM and/or SSM (the “Confirmation”). The entry of a time chartered Vessel into management by SCM and/or SSM and any amendments to the Standard Management Terms, will be evidenced by a written confirmation (substantially in the form set out at Schedule 3) executed by and between STNG SPV (or alternatively, STNG as agent for and on behalf of the relevant STNG SPV), STNG as guarantor and SSM and/or SCM (as applicable) (the “TC Confirmation”).

(3)	the Deed of Amendment and Restatement sets out the amendments (if any) to the Original Management Agreements for all existing Vessels managed by SSM and/or SCM prior to the Amendment Date.

(4)
The management by SCM and/or SSM pursuant to the Standard Management Terms (as applicable) as amended by the terms detailed in the Confirmation shall be effective as of the date prescribed in the Confirmation or TC Confirmation, as applicable (the “Effective Date”).

(5)	It is hereby agreed that in each and any of the following circumstances:

a.	any termination or actual or purported withdrawal by STNG or applicable STNG SPV of a Confirmation and/or Management Agreement prior to the relevant Effective Date;

b.
a Vessel not being delivered into the respective Management Agreement within 100 days of the respective Effective Date for any reason whatsoever, other than: (i) the insolvency of the yard where the Vessel is being built provided that the insolvency prevents and not merely delays construction and delivery of the Vessel; or (ii) the total loss (actual constructive or compromised) of the vessel whilst under construction at the yard (the aforementioned (5)(b)(i) and (ii) being together “Extraordinary Events”); or

c.	on or prior to the Effective Date (as applicable) the respective Confirmation and/or Management Agreement being declared void or ineffective for any other reason whatsoever, an early termination fee in respect of each Management Agreement being the equivalent of three (3) months of management fees payable to SCM and/or SSM (as applicable) according to the provisions of clause 12 of each Management Agreement (the “Management Fees”) shall be immediately due and payable by the relevant STNG SPV to SCM and/or SSM (as applicable) and in the event SCM and/or SSM (as applicable) does not receive at least three months prior written notice of the termination event, the early termination fee shall be increased by three (3) months of Management Fees reduced by the pro rata amount where prior written notice of the termination event was given.
Notwithstanding the foregoing, on or following a Change of Control (as defined at Annex IV hereto) and in each of the circumstances set out in Clause 5(a), (b) and (c), the early termination fee amount set out in the paragraph above shall not apply and shall be replaced with an early termination fee in respect of each Management Agreement being the equivalent of twenty-four (24) months of management fees payable to the Managers according to the provisions

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of clause 12 of each Management Agreement, which fee shall be immediately due and payable by the relevant STNG SPV to SCM and/or SSM.
For the purpose of calculating the early termination fees referred to in this Clause 5:

(i)	References to management fees shall be the flat management fees and Commissions (as defined therein) payable pursuant to clause 12 of each Management Agreement; and

(ii)	For the purpose of calculating the early termination fee relating only to the Standard Commercial Management Terms:
(a) the flat management fee applicable to that type of Vessel set out in the applicable Confirmation or where no Confirmation has been issued, the flat management fee applicable to that type of Vessel then in effect; and
(b) the amounts which comprise the Commission (as defined at clause 12 of the Standard Commercial Management Terms) as calculated pursuant to clause 22(g)(vi) for a Part Period (as defined therein) of the Standard Commercial Management Terms shall be applied as from the date the Vessel was scheduled to be delivered pursuant to the applicable purchase agreement, newbuilding contract, or equivalent document.

Further notwithstanding the foregoing, upon the occurrence of any Extraordinary Events, the early termination fees set out above shall not apply and will be replaced with an early termination fee of United States Dollars Sixty Two Thousand Five Hundred (US$62,500) in respect of each Management Agreement and shall immediately become due and payable by the relevant STNG SPV to SCM and/or SSM (as applicable).

(6)
    STNG agrees to guarantee and indemnify each of SCM and SSM in respect of the performance by each of the STNG SPVs of its respective obligations under this Master and each of the Management Agreements and has issued in favour of each of SCM and SSM guarantees effective as of 31 December 2014, copies of which are attached at Annex III hereto.

(7)
The Parties hereby acknowledge and agree that in the event of any inconsistency between the provisions of this Master and any of the Management Agreements: (i) prior to the applicable Effective Date, the provisions of the Master shall prevail; and (ii) on and after the applicable Effective Date the provisions of the relevant Management Agreement shall prevail.

(8)	This Master may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(9)
If any provision or part-provision of this Master is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed deleted. Any modification to or deletion of a provision or part-provision under this clause shall not affect the validity and enforceability of the rest of this Master.

(10)	The governing law and dispute resolution provisions in Clause 23 of the Standard Management Terms shall apply to this Master.

(11)	No provision of this Master shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Master.

IN WITNESS WHEREOF this Master has been duly executed as a deed and delivered with effect from the date written above.

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Executed as a deed by    Luca Forgione            )
For and on behalf of                     )
Scorpio Tankers Inc.                    )

in the presence of
Signature of Witness                    )
Name, address and occupation of witness        )

Executed as a deed Luca Forgione            )
For and on behalf of                     )
Scorpio Tankers Inc.
As agent for and on behalf of each of the STNG SPVs:    )

in the presence of
Signature of Witness                    )
Name, address and occupation of witness        )

Executed as a deed by    Aldo Poma        )
For and on behalf of                     )
Scorpio Commercial Management S.A.M.:        )

in the presence of
Signature of Witness                    )
Name, address and occupation of witness        )

Executed as a deed by    Francesco Bellusci    )
For and on behalf of                     )
Scorpio Ship Management S.A.M.:            )

in the presence of
Signature of Witness                    )
Name, address and occupation of witness        )

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Schedule 1 – LIST OF SPVs

1.	SBI Parejo Shipping Company Limited

2.	SBI Tuscamina Shipping Company Limited

3.	STI Acton Shipping Company Limited

4.	STI Alexis Shipping Company Limited

5.	STI Amber Shipping Company Limited

6.	STI Aqua Shipping Company Limited

7.	STI Battersea Shipping Company Limited

8.	STI Battery Shipping Company Limited

9.	STI Bayonne Shipping Company Limited

10.	STI Benicia Shipping Company Limited

11.	STI Beryl Shipping Company Limited

12.	STI Black Hawk Shipping Company Limited

13.	STI Botafogo Shipping Company Limited

14.	STI Brixton Shipping Company Limited

15.	STI Broadway Shipping Company Limited

16.	STI Bromley Shipping Company Limited

17.	STI Bronx Shipping Company Limited

18.	STI Brooklyn Shipping Company Limited

19.	STI Camden Shipping Company Limited

20.	STI Carnaby Shipping Company Limited

21.	STI Cartaret Shipping Company Limited

22.	STI Chartering and Trading Ltd

23.	STI Clapham Shipping Company Limited

24.	STI Comandante Shipping Company Limited

25.	STI Condotti Shipping Company Limited

26.	STI Connaught Shipping Company Limited

27.	STI Croydon Shipping Company Limited

28.	STI Dama Shipping Company Limited

29.	STI Duchessa Shipping Company Limited

30.	STI Ealing Shipping Company Limited

31.	STI Elysees Shipping Company Limited

32.	STI Emerald Shipping Company Limited

33.	STI Esles II Shipping Company Limited

34.	STI Finchley Shipping Company Limited

35.	STI Fontvieille Shipping Company Limited

36.	STI Fulham Shipping Company Limited

37.	STI Galata Shipping Company Limited

38.	STI Garnet Shipping Company Limited

39.	STI Gavia Shipping Company Limited

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40.	STI Grace Shipping Company Limited (formerly SBI Macanudo Shipping Company Limited)

41.	STI Gramercy Shipping Company Limited

42.	STI Hackney Shipping Company Limited

43.	STI Hammersmith Shipping Company Limited

44.	STI Hounslow Shipping Company Limited

45.	STI Ipanema Shipping Company Limited

46.	STI Jardins Shipping Company Limited

47.	STI Jasper Shipping Company Limited

48.	STI Jermyn Shipping Company Limited (formerly SBI Cuaba Shipping Company Limited)

49.	STI Jurere Shipping Company Limited

50.	STI Kingsway Shipping Company Limited

51.	STI La Boca Shipping Company Limited

52.	STI Larvotto Shipping Company Limited

53.	STI Lauren Shipping Company Limited

54.	STI Le Rocher Shipping Company Limited

55.	STI Leblon Shipping Company Limited

56.	STI Lombard Shipping Company Limited

57.	STI Madison Shipping Company Limited

58.	STI Manhattan Shipping Company Limited

59.	STI Marianne Shipping Company Limited

60.	STI Mayfair Shipping Company Limited

61.	STI Memphis Shipping Company Limited

62.	STI Meraux Shipping Company Limited

63.	STI Millenium Shipping Company Limited

64.	STI Milwaukee Shipping Company Limited

65.	STI Notting Hill Shipping Company Limited

66.	STI Onyx Shipping Company Limited

67.	STI Opera Shipping Company Limited

68.	STI Orchard Shipping Company Limited

69.	STI Osceola Shipping Company Limited

70.	STI Oxford Shipping Company Limited

71.	STI Park Shipping Company Limited

72.	STI Pimlico Shipping Company Limited

73.	STI Pontiac Shipping Company Limited

74.	STI Poplar Shipping Company Limited

75.	STI Queens Shipping Company Limited

76.	STI Rambla Shipping Company Limited

77.	STI Recoleta Shipping Company Limited

78.	STI Regina Shipping Company Limited

79.	STI Rose Shipping Company Limited

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80.	STI Rotherhithe Shipping Company Limited

81.	STI Ruby Shipping Company Limited

82.	STI San Antonio Shipping Company Limited

83.	STI San Telmo Shipping Company Limited

84.	STI Sapphire Shipping Company Limited

85.	STI Savile Row Shipping Company Limited

86.	STI Seneca Shipping Company Limited

87.	STI Sloane Shipping Company Limited

88.	STI Soho Shipping Company Limited

89.	STI Spiga Shipping Company Limited

90.	STI St. Charles Shipping Company Limited

91.	STI Stamford Shipping Company Limited

92.	STI Susana Shipping Company Limited

93.	STI Taksim Shipping Company Limited

94.	STI Texas City Shipping Company Limited

95.	STI Topaz Shipping Company Limited

96.	STI Tribeca Shipping Company Limited

97.	STI Venere Shipping Company Limited

98.	STI Veneto Shipping Company Limited

99.	STI Ville Shipping Company Limited

100.	STI Virtus Shipping Company Limited

101.	STI Wembley Shipping Company Limited

102.	STI Westminster Shipping Company Limited

103.	STI Winnie Shipping Company Limited

104.	STI Yorkville Shipping Company Limited

105.	Yellowjacket I Limited

106.	Yellowjacket II Limited

107.	Yellowjacket III Limited

108.	Yellowjacket IV Limited

109.	Yellowjacket V Limited

110.	Yellowjacket VI Limited

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Schedule 2 – FORM OF CONFIRMATION TO THE AMENDED AND RESTATED MASTER AGREEMENT WITH EFFECTIVE DATE 29 SEPTEMBER 2016

VESSEL NAME	VESSEL DETAILS	REGISTERED OWNER	DATE OF ENTRY INTO STNG FLEET

DATE OF ENTRY INTO MANAGEMENT BY [SCM AND/OR SSM] PURSUANT TO WHICH THE STNG SPV AND [SCM AND/OR SSM] AGREE TO BE BOUND BY THE [STANDARD COMMERCIAL MANAGEMENT TERMS AND STANDARD TECHNICAL MANAGEMENT TERMS (RESPECTIVELY)] (the “Effective Date”)
NOTES / AMENDMENTS TO STANDARD MANAGEMENT TERMS

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[Drafting note: If this is a newbuilding then delivery date as per SBC should be inserted here - actual date NOT on or around]
•    In respect of the Standard Technical Management Terms, see the attached Annexes.

•    Notices Address (Box 22, Part I of the Standard Technical Management Terms and Standard Commercial Management Terms) for the Owners is as follows:

[●]
   C/O 9 Boulevard Charles III, 98000 Monaco MC
   Tel +377 97985850
   Email: management@scorpiogroup.net

•    In respect of the Standard Commercial Management Terms, the flat management fees payable as per clause 12(a)(i): US$[●] per day pro rata.

The Standard Commercial Management Terms are amended with the addition of the following text in clause 12:
1.    Applicable for Scorpio original form pool agreement:
“From the period commencing as of the date that [●] becomes a Pool Participant (as defined in the Scorpio [●] Pool Agreement) and the Vessel becomes a Pool Vessel (as defined in the Scorpio [●] Pool Agreement) until the date that [●] ceases to be a Pool Participant and the Vessel ceases to be a Pool Vessel the Managers shall be remunerated in accordance with the terms of the Scorpio [●] Pool Agreement (and for the avoidance of doubt shall not be remunerated in accordance with the terms of this Agreement), except, in the event of the application of clause 9.3.A of the Scorpio [●] Pool Agreement the Manager shall receive a flat daily management fee of US$[●] throughout the duration of the Vessel’s Off Pool Time Charter period (as defined in the Scorpio [●] Pool Agreement) which shall be payable monthly in advance against an invoice. Provided always that the applicable termination fees payable by Owners pursuant to Clause 22 of this Agreement shall be calculated by using the management fee set out under Clause 12(a)(i) and 12(a) (ii) and the Vessel shall not be deemed to be a Pool Vessel (as defined in the applicable pool agreement)”.or
2.    Applicable for new Scorpio form pool agreement:
 From the period commencing as of the date that Owners become a Pool Participant (as defined in the Scorpio [●] Pool Agreement (“Pool Agreement”)) and the Vessel becomes a Pool Vessel (as defined in the Pool Agreement) until the date that Owners cease to be a Pool Participant and the Vessel ceases to be a Pool Vessel the Managers shall be remunerated in accordance with the terms of the Pool Agreement (and for the avoidance of doubt shall not be remunerated in accordance with the terms of this

 Agreement) unless the Vessel is in an Off Pool Time Charter (as defined in the Pool Agreement) in which case the Manager shall receive a flat daily management fee of US [●]payable monthly in advance against an invoice, throughout the duration of the Vessel’s Off Pool Time Charter. Provided always that the applicable termination fees payable by Owners pursuant to Clause 22 of this Agreement shall be calculated by using the management fee set out under Clause 12(a)(i) and 12(a) (ii) and the Vessel shall not be deemed to be a Pool Vessel (as defined in the applicable pool agreement)”.

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In respect of the Amended and Restated Master Agreement with effective date of 29 September 2016 and entered into by Scorpio Tankers Inc., Scorpio Tankers Inc., for and on behalf of existing and future wholly owned vessel owning subsidiaries, Scorpio Commercial Management S.A.M. and Scorpio Ship Management S.A.M. (the “Master”), [STNG SPV] hereby acknowledges, confirms and accepts the terms of the Master.
Further, [Insert name of STNG SPV] acknowledges that in the event of any inconsistency between the provisions of the Master and this Management Agreement: (i) prior to the Effective Date, the provisions of the Master shall prevail; and (ii) on and after the Effective Date the provisions of this Management Agreement shall prevail.
Scorpio Tankers Inc. as agent for and on behalf of [insert name of STNG SPV]:
Name:
Position:
Date:
[Scorpio Commercial Management S.A.M.] [if applicable]
Name:
Position:
Date:
[Scorpio Ship Management S.A.M.] [if applicable]
Name:
Position:
Date:

Scorpio Tankers Inc. as guarantor            )
Name:
Position:
Date:

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Schedule 3 – FORM OF TC CONFIRMATION TO THE AMENDED AND RESTATED MASTER AGREEMENT WITH EFFECTIVE DATE 29 SEPTEMBER 2016 DATE OF CONFIRMATION [X] of Commercial and/or Technical Management Agreement (“Management Agreement”)

VESSEL NAME	VESSEL DETAILS	DISPONENT OWNER	DATE OF ENTRY INTO SALT FLEET

DATE OF ENTRY INTO MANAGEMENT BY [SCM AND/OR SSM] PURSUANT TO WHICH THE STNG SPV AND [SCM AND/OR SSM] AGREE TO BE BOUND BY THE [STANDARD COMMERCIAL MANAGEMENT TERMS AND STANDARD TECHNICAL MANAGEMENT TERMS (RESPECTIVELY)] (the “Effective Date”)
NOTES / AMENDMENTS TO STANDARD MANAGEMENT TERMS

Only Standard Commercial Management Terms are amended as follows:
Both Standard Commercial and/or Technical Management Terms are amended as follows:
Clause 1 “Time Charter”: definition of time charter to be added.
[Clause 12 to be amended on an individual basis depending on the relevant pool agreement terms to address payment of the management fee during the period where the Vessel is considered a pool vessel]
Clause 21(a): delete and replace with
“This Agreement shall come into effect at the date stated in Box 2 and shall continue until terminated by either party giving notice to the other; in which event this Agreement shall terminate on the date on which the Vessel is re-delivered under the Time Charter unless terminated earlier in accordance with Clause 22 (“Termination”)
Clause 22 (all sub-para): delete all references to ET1, ET2, ET3 and ET4.
Clause 22(g)(i) delete “an ET2 event, or for” and “or an ET1, ET3 or ET4 event,”
Clause 22(g) sub clauses (ii) - (vi) inclusive delete

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[insert name of Owner/Disponent Owner]:
Name:
Position:
Date:

[Scorpio Commercial Management S.A.M.] [if applicable]
Name:
Position:
Date:
[Scorpio Ship Management S.A.M.] [if applicable]
Name:
Position:
Date:

EXECUTION COPY

Annex I – STANDARD COMMERCIAL MANAGEMENT TERMS

SHIPMAN 2009
STANDARD SHIP MANAGEMENT AGREEMENT

1. Place and date of Agreement    2. Date of commencement of Agreement (Cls. 2, 12, 21 and 25)
As per Confirmation

PART I

3. Owners (name, place of registered office and law of registry) ( Cl. 1) (i) Name: As per Confirmation

(ii) Place of registered office: Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands 96960

(iii) Law of registry: Marshall Islands

Guaranteed by Scorpio Tankers Inc. Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, 96960 (Guarantor)

4. Managers (name, place of registered office and law of registry) (Cl. 1) (i) Name: Scorpio Commercial Management sam

(ii) Place of registered office: 9 blvd Charles III, MC98000, Monaco, Principality of Monaco

(iii) Law of registry: Principality of Monaco

5. The Company (with reference to the ISM/ISPS Codes) (state name and IMO Unique Company Identification number. If the Company is a third party then also state registered office and principal place of business) (Cls. 1 and 9(c)(i))
(i) Name: Scorpio Ship Management sam

(ii) IMO Unique Company Identification number: 0631141

(iii) Place of registered office: 9 Rue du Gabian, 98000, Monaco - MC

(iv) Principal place of business: Principality of Monaco

6. Technical Management (state “yes” or “no” as agreed) (Cl. 4)
No

7. Crew Management (state “yes” or “no” as agreed) (Cl. 5(a))
No

8. Commercial Management (state “yes” or “no” as agreed) (Cl. 6)
Yes

9. Chartering Services period (only to be filled in if “yes” stated in Box 8) (Cl.6(a))
Up to twelve (12) months

10. Crew Insurance arrangements (state “yes” or “no” as agreed)
(i) Crew Insurances* (Cl. 5(b)): No

(ii) Insurance for persons proceeding to sea onboard (Cl. 5(b)(i)): No

*only to apply if Crew Management (Cl. 5(a)) agreed (see Box 7)

11. Insurance arrangements (state “yes” or “no” as agreed) (Cl. 7)
No

12. Optional insurances (state optional insurance(s) as agreed, such as piracy, kidnap and ransom, loss of hire and FD & D) (Cl. 10(a)(iv))
n/a

13. Interest (state rate of interest to apply after due date to outstanding sums) ( Cl. 9(a))
n/a

14. ~~Annual~~ management fee (state annual amount) (Cl. 12(a))
See Clause 12 (a) and Confirmation

15. Manager’s nominated account (Cl.12(a))
Beneficiary name and address: Scorpio Commercial Management sam, 9 blvd. Charles III, MC98000 Monaco
Bank full name and address: XXXXXXXXXXXXXXXX

16. Daily rate (state rate for days in excess of those agreed in budget) (Cl. 12(c))
n/a

17. Lay-up period / number of months (Cl.12(d))
n/a

18. Minimum contract period (state number of months) (Cl. 21(a))
Approved by the International Ship Managers' Association
First published 1988. Revised 1998 and 2009
Explanatory Notes for SHIPMAN 2009 are available from BIMCO at ww.bimco.org
Copyright, published by BIMCO
See clause 21(a)

19. Management fee on termination (state number of months to apply) (Cl. 22(g))
Three (3) months of flat management fee plus any Commissions payable to Managers or accrued due or agreed shall remain payable under Clause 22(g). See also Clause 22 (g).

Printed by BIMCO’s idea    SHIPMAN 2009
Standard ship management agreement    PART 1

(Continued)

20. Severance Costs (state maximum amount) (Cl. 22(h)(ii))
n/a

21. Dispute Resolution (state alternative Cl. 23(a), 23(b) or 23(c); if Cl. 23(c) place of arbitration must be stated) (Cl. 23)
Clause 23(a) to apply

Approved by the International Ship Managers' Association

22. Notices (state full style contact details for serving notice and communication to the Owners) (Cl. 24)
As per Confirmation

23. Notices (state full style contact details for serving notice and communication to the Managers) Cl. 24)
Scorpio Commercial Management sam, 9 blvd Charles III, MC98000 Monaco. Phone +377
97985850 E-mail: management@scorpiogroup.net

It is mutually agreed between the party stated in Box 3 and the party stated in Box 4 that this Agreement consisting of PART l and PART ll as well as Annexes “A” (Details of Vessel or Vessels), “B” (Details of Crew), “C” (Budget), “D” (Associated Vessels) and “E” (Fee Schedule) attached hereto, shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of PART l and Annexes “A”, “B”, “C”, “D” and “E” shall prevail over those of PART ll to the extent of such conflict but no further.

Signature(s) (Owners)	Signature(s) (Managers)
Signature(s) (Guarantor)

First published 1988. Revised 1998 and 2009

Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org
Copyright, published by BIMCO

ANNEX “A” (DETAILS OF VESSEL OR VESSELS)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Approved by the International Ship Managers' Association
Date of Agreement: Name of Vessel(s):
Particulars of Vessel(s): As per Confirmation

First published 1988. Revised 1998 and 2009

Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org
Copyright, published by BIMCO

ANNEX “B” (DETAILS OF CREW)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Approved by the International Ship Managers' Association
Date of Agreement: Details of Crew:
Numbers    Rank    Nationality

NOT APPLICABLE

First published 1988. Revised 1998 and 2009

Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org
Copyright, published by BIMCO

ANNEX “C” (BUDGET)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Date of Agreement:
Approved by the International Ship Managers' Association

Managers´ initial budget with effect from the commencement date of this Agreement (see Box 2):

NOT APPLICABLE

First published 1988. Revised 1998 and 2009

Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org
Copyright, published by BIMCO

ANNEX “D” (ASSOCIATED VESSELS)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Approved by the International Ship Managers' Association
NOTE: PARTIES SHOULD BE AWARE THAT BY COMPLETING THIS ANNEX “D” THEY WILL BE SUBJECT TO THE PROVISIONS OF SUB-CLAUSE 22(b)(i) OF THIS AGREEMENT.

Date of Agreement:

Details of Associated Vessels: As per Confirmation

First published 1988. Revised 1998 and 2009

Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org
Copyright, published by BIMCO

ANNEX “E” (FEE SCHEDULE)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

NOT APPLICABLE

ANNEX F (CHANGE OF CONTROL DEFINITION)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT CODE NAME: SHIPMAN 2009

(A) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidati on), in one or a series of related transactions, of all or substantially all of STNGs or its subsidiaries assets, taken as a whole, to any Person other than to a Permitted Owner;
(B) an order made for, or the adoption by the Board of Directors of a plan of, liquidation or dissolution of STNG;
Approved by the International Ship Managers' Assoiation
(C) the consummation of any transaction (including any merger or consolidation) the result of which is that any Person, other than a Permitted Owner, becomes the beneficial owner, directly or indirectly, of a majority of STNGs Voting Securities, measured by voting power rather than number of shares;

(D) if, at any time, STNG becomes insolvent, admits in writing its inability to pay its debts as they become due, is adjudged bankrupt or declares bankruptcy or makes an assignment for the benefit of creditors, or makes a proposal or similar action under the bankruptcy, insolvency or other similar l aws of any applicable jurisdiction or commences or consents to proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction;
First publshed 1988. Revised 1998 and 2009
(E) the consolidation of STNG with, or the merger of STNG with or into, any Person, other than a Permitted Owner or the consolidation of any Person, other than a Perm itted Owner, with, or the merger of any Person, other than a Permitted Owner, with or into, STNG, in any such event pursuant to a t ransaction in which any of the common stock outstanding immediately prior to such transaction are converted into or exchanged for cash, securities or other property or receive a payment of cash , securities or other property, other than any such transaction where STNGs Voting Securities outstanding immediately prior to such transaction are converted into or exchanged for Voting Se curities of the surviving or transferee Person constituting a majority (measured by voting power rather than number of shares) of the outstanding Voting Securities of such surviving or transferee Person immediately after giving effect to such issuance; or
(F) a change in directors after which a majority of the members of the Board of Directors are not directors who were either n ominated by, appointed by or otherwise elected with the approval of current board members at the time of such election.

“Affiliates” means, with respect to any Person as at any particular date, any other Persons that directly or indirectly, through one or mo re intermediaries, are Controlled by, Control or are under common Control with the Person in question, and Affiliate means any one of them.

“Control” or “Controlled” means, with respect to any Person, the right to elect or appoint, directly or indirectly, a majority of the directors of such Person or a majority of the Persons who have the right, including any contractual right, to manage and direct the business, affairs and operations of such Person, or the possession of the power to direct or cause the d irection of the management and policies of a Person, whether through ownership of Voting Securities, by contract, or otherwise.

“Governmental Authority” means any domestic or foreign government, including any federal, provincial, state, territorial or municipal government, any multinational or supranational organization, any government agency (including the U.S. Securities and Exchange Commission), any tribunal, labor relations board, commission or stock exchange (including the New York Stock Exchange), and any other authority or organization exercising executive, legislative, judicial, regulatory or admi nistrative functions of, or pertaining to, government.

“Permitted Owner” means SSH and all Affiliates thereof.

“Person” shall have the meaning ascribed to it as such term is used in Section 13(d)(3) of the Securities Exchange Act, as amended.

“SSH” shall mean Scorpio Services Holding Limited, a Marshall Islands corporation whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Islan d, Majuro, Marshall
Islands MH 96960.

“STNG” shall mean Scorpio Tankers Inc., a company incorporated under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

“Voting Securities” means securities of all classes of a Person entitling the holders thereof to vote on a regular basi s in the election of members of the board of directors or other governing body of such Person.

Printed by BIMCO’s idea    SHIPMAN 2009

Standard ship management agreement    PART 1

(Continued)

pproved by the International Ship Managers' Association

First published 1988. Revised 1998 and 2009

Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org
Copyright, published by BIMCO

SECTION 1 – Basis of the Agreement

1. Definitions and Interpretation	1
In this Shipman 2009 form (together with the Confirmation, any additional clauses of even date herewith and	2
any Annexes hereto (the “Agreement” ) save where the context otherwise requires, the following words and expressions shall have the meanings hereby assigned to them:	3
“Approved Brokers” means any of Clarksons Platou, ICAP, Braemer ACM, McQuilling, Poten, Affinity and Arrow.
“Change of Control” means the definition given to it in Annex F attached hereto.
“Company” (with reference to the ISM Code and the ISPS Code) means the organization identified in Box 5	4
or any replacement organization appointed by the Owners from time to time (see Sub-clauses 9(b)(i) or 9(c)	5
(ii), whichever is applicable).	6
“Crew” means the personnel of the numbers, rank and nationality specified in Annex “B” hereto.	7
“Crew Insurances” means insurance of liabilities in respect of crew risks which shall include but not be limited	8
to death, permanent disability, sickness, injury, repatriation, shipwreck unemployment indemnity and loss	9
of personal effects (see Sub-clause 5(b) (Crew Insurances) and Clause 7 (Insurance Arrangements) and	10
Clause 10 (Insurance Policies) and Boxes 10 and 11).	11
“Crew Support Costs” means all expenses of a general nature which are not particularly referable to any	12
individual vessel for the time being managed by the Managers and which are incurred by the Managers for the	13
purpose of providing an efficient and economic management service and, without prejudice to the generality	14
of the foregoing, shall include the cost of crew standby pay, training schemes for officers and ratings, cadet	15
training schemes, sick pay, study pay, recruitment and interviews.	16
“Guarantor” means Scorpio Tankers Inc.
“Flag State” means the State whose flag the Vessel is flying.	17
“ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution	18
Prevention and any amendment thereto or substitution therefor.	19
“ISPS Code” means the International Code for the Security of Ships and Port Facilities and the relevant	20
amendments to Chapter XI of SOLAS and any amendment thereto or substitution therefor.	21
“Managers” means the party identified in Box 4.	22
“Management Services” means the services specified in SECTION 2 - Services (Clauses 4 through 7) as	23
indicated affirmatively in Boxes 6 through 8, 10 and 11, and all other functions performed by the Managers	24
under the terms of this Agreement.	25
“Master Agreement” means the deed of Master Agreement as amended and restated effective as of 29
September 2016 entered into by and between the Guarantor, the Guarantor on behalf of any existing and future wholly owned subsidiaries, Scorpio Ship Management S.A.M and the Managers.

“Owners” means the party identified in Box 3.	26
“Severance Costs” means the costs which are legally required to be paid to the Crew as a result of the early	27
termination of any contracts for service on the Vessel.	28

“SMS” means the Safety Management System (as defined by the ISM Code).	29
“STCW 95” means the International Convention on Standards of Training, Certification and Watchkeeping	30
for Seafarers, 1978, as amended in 1995 and any amendment thereto or substitution therefor.	31

“Vessel” means the vessel or vessels details of which are set out in Annex “A” attached hereto.    32

Interpretation: the Managers, Owners and Guarantor acknowledge and agree that in the event of any inconsistency between the provisions of the Master Agreement and this Agreement: (i) prior to and including the Effective Date (as defined in the Master Agreement) the provisions of the Master Agreement shall prevail; and (ii) after the Effective Date the provisions of this Agreement shall prevail.
2. Commencement and Appointment    33
With effect from the date stated in Box 2 for the commencement of the Management Services and continuing    34 unless and until terminated as provided herein, the Owners hereby appoint the Managers and the Managers    35 hereby agree to act as the Managers of the Vessel in respect of the Management Services.    36

3. Authority of the Managers    37
Subject to the terms and conditions herein provided, during the period of this Agreement the Managers shall    38 carry out the Management Services in respect of the Vessel as agents for and on behalf of the Owners. The    39
Managers shall have authority to take such actions as they may from time to time in their absolute discretion    40
consider to be necessary to enable them to perform the Management Services in accordance with sound    41 ship management practice, including but not limited to compliance with all relevant rules and regulations.    42

SECTION 2 – Services

~~4. Technical Management~~	43
~~(only applicable if agreed according to Box 6).~~	44
~~The Managers shall provide technical management which includes, but is not limited to, the following~~	45
~~services:~~	46
~~(a) ensuring that the Vessel complies with the requirements of the law of the Flag State;~~	47
~~(b) ensuring compliance with the ISM Code;~~	48
~~(c) ensuring compliance with the ISPS Code;~~	49
~~(d) providing competent personnel to supervise the maintenance and general efficiency of the Vessel;~~	50
~~(e) arranging and supervising dry dockings, repairs, alterations and the maintenance of the Vessel to the~~	51
~~standards agreed with the Owners provided that the Managers shall be entitled to incur the necessary~~	52
~~expenditure to ensure that the Vessel will comply with all requirements and recommendations of the~~	53
~~classification society, and with the law of the Flag State and of the places where the Vessel is required to~~	54
~~;~~	55
~~(f) arranging the supply of necessary stores, spares and lubricating oil;~~	56
~~(g) appointing surveyors and technical consultants as the Managers may consider from time to time to be~~	57
~~;~~	58
~~(h~~) ~~in accordance with the Owners’ instructions, supervising the sale and physical delivery of the Vessel~~	59
~~under the sale agreement. However services under this Sub-clause 4(h) shall not include negotiation of the~~	60
~~;~~	61
~~(i) arranging for the supply of provisions unless provided by the Owners; and~~	62
~~(j) arranging for the sampling and testing of bunkers.~~	63
~~5. Crew Management and Crew Insurances~~	64
~~(a) Crew Management~~	65
~~(only applicable if agreed according to Box 7)~~	66
~~The Managers shall provide suitably qualified Crew who shall comply with the requirements of STCW 95.~~	67
~~The provision of such crew management services includes, but is not limited to, the following services:~~	68
~~(i) selecting, engaging and providing for the administration of the Crew, including, as applicable, payroll~~	69
~~arrangements, pension arrangements, tax, social security contributions and other mandatory dues related~~	70
~~;~~	71
~~(ii) ensuring that the applicable requirements of the law of the Flag State in respect of rank, qualification~~	72
~~and certification of the Crew and employment regulations, such as Crew’s tax and social insurance, are~~	73
~~;~~	74

~~(iii) ensuring that all Crew have passed a medical examination with a qualified doctor certifying that they are~~ 75
~~fit for the duties for which they are engaged and are in possession of valid medical certificates issued in~~	76
~~accordance with appropriate Flag State requirements or such higher standard of medical examination~~	77
~~as may be agreed with the Owners. In the absence of applicable Flag State requirements the medical~~	78
~~certificate shall be valid at the time when the respective Crew member arrives on board the Vessel and~~	79
~~;~~	80
~~(iv) ensuring that the Crew shall have a common working language and a command of the English language~~ 81
~~;~~	82
~~(v) arranging transportation of the Crew, including repatriation;~~	83
~~(vi) training of the Crew;~~	84

~~(vii) conducting union negotiations; and~~	85
~~(viii) if the Managers are the Company, ensuring that the Crew, on joining the Vessel, are given proper~~	86
~~familiarisation with their duties in relation to the Vessel’s SMS and that instructions which are essential~~	87
~~to the SMS are identified, documented and given to the Crew prior to sailing.~~	88
~~(ix) if the Managers are not the Company:~~	89
~~(1) ensuring that the Crew, before joining the Vessel, are given proper familiarisation with their duties~~	90
;	91
~~(2) instructing the Crew to obey all reasonable orders of the Company in connection with the operation~~	92
~~of the SMS.~~	93
~~(x) Where Managers are not providing technical management services in accordance with Clause 4~~	94
~~(Technical Management):~~	95
~~(1) ensuring that no person connected to the provision and the performance of the crew management~~	96
~~services shall proceed to sea on board the Vessel without the prior consent of the Owners (such consent~~	97
~~not to be unreasonably withheld); and~~	98
~~(2) ensuring that in the event that the Owners’ drug and alcohol policy requires measures to be taken~~ 	99
~~;~~	100
~~(b) Crew Insurances~~	101
~~(only applicable if Sub-clause 5(a) applies and if agreed according to Box 10)~~	102
~~The Managers shall throughout the period of this Agreement provide the following services:~~	103
~~(i) arranging Crew Insurances in accordance with the best practice of prudent managers of vessels of a~~	104
~~similar type to the Vessel, with sound and reputable insurance companies, underwriters or associations.~~	105
~~Insurances for any other persons proceeding to sea onboard the Vessel may be separately agreed by~~	106
~~the Owners and the Managers (see Box 10);~~	107
~~(ii) ensuring that the Owners are aware of the terms, conditions, exceptions and limits of liability of the~~	108
insurances in Sub-clause 5(b)(i);	109
~~(iii) ensuring that all premiums or calls in respect of the insurances in Sub-clause 5(b)(i) are paid by their~~	110
~~;~~	111
~~(iv) if obtainable at no additional cost, ensuring that insurances in Sub-clause 5(b)(i) name the Owners as~~	112
~~a joint assured with full cover and, unless otherwise agreed, on terms such that Owners shall be under~~	113
~~no liability in respect of premiums or calls arising in connection with such insurances.~~	114
~~(v) providing written evidence, to the reasonable satisfaction of the Owners, of the Managers’ compliance with~~ 	115
~~their obligations under Sub-clauses 5(b)(ii), and 5(b)(iii) within a reasonable time of the commencement~~	116
~~of this Agreement, and of each renewal date and, if specifically requested, of each payment date of the~~	117
~~insurances in Sub-clause 5(b)(i).~~	118
6. Commercial Management	119
(only applicable if agreed according to Box 8).	120
The Managers shall provide the following services for the Vessel in accordance with the Owners’ instructions,	121
which shall include but not be limited to:	122
(a) seeking and negotiating employment for the Vessel and the conclusion (including the execution thereof)	123
of charter parties or other contracts relating to the employment of the Vessel. If such a contract exceeds the	124

period stated in Box 9, consent thereto in writing shall first be obtained from the Owners;	125
(b) arranging, in the name and for the account of the Owners, for the provision of bunker fuels of the quality	126
specified by the Owners as required for the Vessel’s trade (see Annex A);	127
(c) voyage estimating and accounting and calculation of hire, freights, demurrage and/or despatch monies	128
;	129

related to the commercial operation of the Vessel in accordance with Clause 11 (Income Collected and	130
Expenses Paid on Behalf of Owners);	131
~~If any of the services under Sub-clauses 6(a), 6(b) and 6(c) are to be excluded from the Management Fee, remuneration~~	132
~~for these services must be stated in Annex E (Fee Schedule). See Sub-clause 12(e).~~	133
(d) issuing voyage instructions including, but not limited to, authorising the Master to release cargoagainst relevant letter(s) of indemnity;	134
(e) appointing agents;	135
(f) appointing stevedores; and	136
(g) arranging surveys associated with the commercial operation of the Vessel.	137

7. Insurance Arrangements	138
~~(only applicable if agreed according to Box 11).~~	139
~~The Managers shall arrange insurances in accordance with Clause 10 (Insurance Policies), on such terms as~~	140
~~the Owners shall have instructed or agreed, in particular regarding conditions, insured values, deductibles,~~	141
~~franchises and limits of liability.~~	142

SECTION 3 – Obligations

8. Managers’ Obligations	143
(a) The Managers undertake to use their best endeavours to provide the Management Services as agents	144
for and on behalf of the Owners in accordance with sound ship management practice and to protect and	145
promote the interests of the Owners in all matters relating to the provision of services hereunder.	146
Provided however, that in the performance of their management responsibilities under this Agreement, the	147
Managers shall be entitled to have regard to their overall responsibility in relation to all vessels as may from	148
time to time be entrusted to their management and in particular, but without prejudice to the generality of	149
the foregoing, the Managers shall be entitled to allocate available supplies, manpower and services in such	150
manner as in the prevailing circumstances the Managers in their absolute discretion consider to be fair and	151
reasonable.	152
~~(b) Where the Managers are providing technical management services in accordance with Clause 4(Technical~~	153
~~Management), they shall procure that the requirements of the Flag State are satisfied and they shall agree~~	154
~~to be appointed as the Company, assuming the responsibility for the operation of the Vessel and taking over~~	155
~~the duties and responsibilities imposed by the ISM Code and the ISPS Code, if applicable.~~	156
9. Owners’ Obligations	157
(a) The Owners shall pay all sums due to the Managers punctually in accordance with the terms of this	158
Agreement. In the event of payment after the due date of any outstanding sums the Manager shall be entitled	159
to charge interest at the rate stated in Box 13.	160
~~(b) Where the Managers are providing technical management services in accordance with Clause 4(Technical~~	161
~~Management), the Owners shall:~~	162
~~(i) report (or where the Owners are not the registered owners of the Vessel procure that the registered~~	163
~~owners report) to the Flag State administration the details of the Managers as the Company as required~~	164
~~;~~	165
~~(ii) procure that any officers and ratings supplied by them or on their behalf comply with the requirements~~	166
~~;~~	167
~~(iii) instruct such officers and ratings to obey all reasonable orders of the Managers (in their capacity as the~~	168
~~Company) in connection with the operation of the Managers’ safety management system .~~	169
(c) Where the Managers are not providing technical management services in accordance with Clause 4	170
(Technical Management), the Owners shall:	171
(i) procure that the requirements of the Flag State are satisfied and notify the Managers upon execution of	172
this Agreement of the name and contact details of the organization that will be the Company by completing	173
Box 5;	174

(ii) if the Company changes at any time during this Agreement, notify the Managers in a timely manner of	175
;	176
(iii) procure that the details of the Company, including any change thereof, are reported to the Flag State	177
administration as required to comply with the ISM and ISPS Codes. The Owners shall advise the Managers	178
;	179
(iv) unless otherwise agreed, arrange for the supply of provisions at their own expense.	180
~~(d) Where the Managers are providing crew management services in accordance with Sub-clause 5(a) the~~	181
~~Owners shall:~~	182
~~(i) inform the Managers prior to ordering the Vessel to any excluded or additional premium area under~~	183
~~any of the Owners’ Insurances by reason of war risks and/or piracy or like perils and pay whatever~~	184
~~additional costs may properly be incurred by the Managers as a consequence of such orders including,~~	185
~~if necessary, the costs of replacing any member of the Crew. Any delays resulting from negotiation~~	186
~~with or replacement of any member of the Crew as a result of the Vessel being ordered to such an area~~	187

~~shall be for the Owners’ account. Should the Vessel be within an area which becomes an excluded or~~    188 ~~additional premium area the above provisions relating to cost and delay shall apply;~~    189

~~(ii) agree with the Managers prior to any change of flag of the Vessel and pay whatever additional costs~~	190
~~may properly be incurred by the Managers as a consequence of such change. If agreement cannot be~~	191
~~reached then either party may terminate this Agreement in accordance with Sub-clause 22(e); and~~	192

~~(iii) provide, at no cost to the Managers, in accordance with the requirements of the law of the Flag State,~~	193 ~~or higher standard, as mutually agreed, adequate Crew accommodation and living standards.~~ 194

(e) Where the Managers are not the Company, the Owners shall ensure that Crew are properly familiarised	195
with their duties in accordance with the Vessel’s SMS and that instructions which are essential to the SMS	196
are identified, documented and given to the Crew prior to sailing.	197

SECTION 4 – Insurance, Budgets, Income, Expenses and Fees

~~some cases, such as~~

10. Insurance Policies	198
The Owners shall procure, ~~whether by instructing the Managers under Clause 7 (Insurance Arrangements)~~	199
~~or otherwise,~~ that throughout the period of this Agreement:	200
(a) at the Owners’ expense, the Vessel is insured for not less than its sound market value or entered for its	201
full gross tonnage, as the case may be for:	202
(i) hull and machinery marine risks (including but not limited to crew negligence) and excess liabilities;	203
(ii) protection and indemnity risks (including but not limited to pollution risks, diversion expenses and,	204
except to the extent insured separately by the Managers in accordance with Sub-clause 5(b)(i), Crew	205
;	206
NOTE: If the Managers are not providing crew management services under Sub-clause 5(a) (Crew	207
Management) or have agreed not to provide Crew Insurances separately in accordance with Sub-clause	208
5(b)(i), then such insurances must be included in the protection and indemnity risks cover for the Vessel (see	209
Sub-clause 10(a)(ii) above).	210
(iii) war risks (including but not limited to blocking and trapping, protection and indemnity, terrorism and crew	211
risks); and	212

(iv) such optional insurances as may be agreed (such as piracy, kidnap and ransom, loss of hire and	213
FD & D) (see Box 12)	214
Sub-clauses 10(a)(i) through 10(a)(iv) all in accordance with the best practice of prudent owners of vessels	215
of a similar type to the Vessel, with sound and reputable insurance companies, underwriters or associations	216
(“the Owners’ Insurances”);	217
(b) all premiums and calls on the Owners’ Insurances are paid by their due date;	218
(c) the Owners’ Insurances name the Managers and, subject to underwriters’ agreement, any third party	219
designated by the Managers as a ~~joint assured~~co-assured (mis-direct arrow), with full cover. ~~It is understood that in~~	220
~~protection and indemnity, the normal terms for such cover may impose on the Managers and any such third~~	221
~~party a liability in respect of premiums or calls arising in connection with the Owners’ Insurances .~~	222
If obtainable at no additional cost, however, the Owners shall procure such insurances on terms such that	223
neither the Managers nor any such third party shall be under any liability in respect of premiums or calls arising	224
in connection with the Owners’ Insurances. In any event, on termination of this Agreement in accordance	225
with Clause 21 (Duration of the Agreement) and Clause 22 (Termination), the Owners shall procure that the	226
Managers and any third party designated by the Managers as ~~joint assured~~co-assured shall cease to be ~~joint~~	227
and, if reasonably achievable, that they shall be released from any and all liability for premiums and calls	228
that may arise in relation to the period of this Agreement; and	229
(d) written evidence is provided, to the reasonable satisfaction of the Managers, of the Owners’ compliance	230
with their obligations under this Clause 10 within a reasonable time of the commencement of the Agreement,	231
and of each renewal date and, if specifically requested, of each payment date of the Owners’ Insurances.	232
10.1 The Owners may, from time to time, require the Managers to arrange, in the name and for the account of the Owners, operational insurance as envisaged in clause 10(a)(iv).
11. Income Collected and Expenses Paid on Behalf of Owners	233
(a) Except as provided in Sub-clause 11(c) all monies collected by the Managers under the terms of this	234
Agreement (other than monies payable by the Owners to the Managers) (if any) and any interest thereon shall be	235
held to the credit of the Owners in a separate bank account.	236
(b) All expenses incurred by the Managers under the terms of this Agreement on behalf of the Owners	237

~~assured~~co-assured

(including expenses as provided in Clause 12(c)) (if any) may be debited against the Owners in the account referred to

238

under Sub-clause 11(a) but shall in any event remain payable by the Owners to the Managers on demand.    239

(c)    All monies collected by the Managers under Clause 6 (Commercial Management) (if any) shall be paid into a    240 bank account in the name of the Owners or as may be otherwise advised by the Owners in writing.    241

12. Management Fee and Expenses    242
(a)    The Owners shall pay to the Managers ~~an annual management fee as stated in Box 14~~ for their services    243

as Managers under this Agreement, (i) a flat management fee as stated in the Confirmation and which shall be payable monthly in advance against proper invoice in equal monthly instalments in advance, the first

244

instalment (pro rata if appropriate) being payable on the commencement of this Agreement (see Clause 2    245 ~~(Commencement and Appointment) and Box 2) and subsequent instalments being payable at the beginning~~    246

~~of every calendar month~~; and
(ii) for providing chartering services in accordance with clause 6(a) a commission of one and a quarter percent (1.25%) on all monies earned by the Owners on each Vessel fixture (“Commission”). The flat management fee and Commission shall be payable to the Managers’ nominated account stated
in Box 15 and shall become due and payable from the Owners to the Managers as from the Effective Date.
As of the Effective Date any Commission shall be payable on the date when any freight, hire or other monies are received (“Revenues”) in respect of which Commission is due and Owners hereby authorise
Managers to deduct the Commission part of the management fee from Revenues when received.

247

248

~~(b) The management fee shall be subject to an annual review and the proposed fee shall be presented in~~    249 ~~the annual budget in accordance with Sub-clause 13(a).~~    250

(c)    The Managers shall, at no extra cost to the Owners, provide their own office accommodation, office staff,    251 facilities and stationery. Without limiting the generality of this Clause 12 (Management Fee and Expenses) the    252
Owners shall reimburse the Managers for postage and communication expenses, travelling expenses, and    253 other out of pocket expenses properly incurred by the Managers in pursuance of the Management Services.    254
~~Any days used by the Managers’ personnel travelling to or from or attending on the Vessel or otherwise used~~     255 in connection with the Management Services in excess of those agreed in the budget shall be charged at    256 ~~the daily rate stated in Box 16.~~    257

~~(d) If the Owners decide to layup the Vessel and such layup lasts for more than the number of months~~    258 ~~stated in Box 17, an appropriate reduction of the Management Fee for the period exceeding such period~~    259 ~~until one month before the Vessel is again put into service shall be mutually agreed between the parties. If~~    260 ~~the Managers are providing crew management services in accordance with Sub-clause 5(a), consequential~~    261
~~costs of reduction and reinstatement of the Crew shall be for the Owners’ account. If agreement cannot be~~     262 ~~reached then either party may terminate this Agreement in accordance with Sub-clause 22(e).~~    263

~~(e) Save as otherwise provided in this Agreement, all discounts and commissions obtained by the Managers~~    264

in the course of the performance of the Management Services shall be credited to the Owners.

265

(d) Payment of the flat management fee set out above at Clause 12(a)(i) and the Commission set out at Clause

12(a)(ii) is fully guaranteed by the Guarantor and the Guarantor as the ultimate parent of the Owner acknowledges that the Management Services, the Managers will provide to the Owners, are due consideration for the giving of this guarantee.

13. Budgets and Management of Funds
266 ~~(a) The Managers’ initial budget is set out in Annex “C” hereto. Subsequent budgets shall be for twelve~~    267 ~~month periods and shall be prepared by the Managers and presented to the Owners not less than three~~    268 ~~months before the end of the budget year.~~    269

~~(b) The Owners shall state to the Managers in a timely manner, but in any event within one month of~~    270 ~~presentation, whether or not they agree to each proposed annual budget. The parties shall negotiate in good~~    271 ~~faith and if they fail to agree on the annual budget, including the management fee, either party may terminate~~    272 ~~this Agreement in accordance with Sub-clause 22(e).~~    273

~~(c) Following the agreement of the budget, the Managers shall prepare and present to the Owners their~~    274

~~estimate of the working capital requirement for the Vessel and shall each month request the Owners in writing~~	275
~~to pay the funds required to run the Vessel for the ensuing month, including the payment of any occasional or~~	276
~~extraordinary item of expenditure, such as emergency repair costs, additional insurance premiums, bunkers~~	277
~~or provisions. Such funds shall be received by the Managers within ten running days after the receipt by the~~	278
~~Owners of the Managers’ written request and shall be held to the credit of the Owners in a separate bank~~	279
~~account.~~	280
~~(d) The Managers shall at all times maintain and keep true and correct accounts in respect of the Management~~	281
~~Services in accordance with the relevant International Financial Reporting Standards or such other standard~~	282
~~as the parties may agree, including records of all costs and expenditure incurred, and produce a comparison~~	283
~~between budgeted and actual income and expenditure of the Vessel in such form and at such intervals as~~	284
~~shall be mutually agreed.~~	285
~~The Managers shall make such accounts available for inspection and auditing by the Owners and/or their~~	286
~~representatives in the Managers’ offices or by electronic means, provided reasonable notice is given by the~~	287
~~Owners.~~	288
(e) Notwithstanding anything contained herein, the Managers shall in no circumstances be required to use	289
or commit their own funds to finance the provision of the Management Services.	290

SECTION 5 – Legal, General and Duration of Agreement
14. Trading Restrictions	291
~~If the Managers are providing crew management services in accordance with Sub-clause 5(a) (Crew~~	292
~~Management), the Owners and the Managers will, prior to the commencement of this Agreement, agree on any~~	293
~~trading restrictions to the Vessel that may result from the terms and conditions of the Crew’s employment.~~	294
15. Replacement	295
~~If the Managers are providing crew management services in accordance with Sub-clause 5(a) (Crew~~	296
~~Management), the Owners may require the replacement, at their own expense, at the next reasonable~~	297
~~opportunity, of any member of the Crew found on reasonable grounds to be unsuitable for service. If the~~	298
~~Managers have failed to fulfil their obligations in providing suitable qualified Crew within the meaning of Sub-~~	299
~~clause 5(a) (Crew Management), then such replacement shall be at the Managers’ expense .~~ 	300
16. Managers’ Right to Sub-Contract	301
Save as provided herein, ~~T~~the Managers shall not subcontract any of their obligations hereunder without the prior	302
written consent of the Owners which shall not be unreasonably withheld. The Owners consent to the subcontract of (a) the chartering	303
;
Management (India) Pvt Ltd. In the event of such a sub-contract the Managers
shall remain fully liable for the due performance of their obligations under this Agreement.	304
17. Responsibilities	305
(a) Force Majeure	306
Neither party shall be liable for any loss, damage or delay due to any of the following force majeure events	307
and/or conditions to the extent that the party invoking force majeure is prevented or hindered from	308
performing any or all of their obligations under this Agreement, provided they have made all	309
reasonable efforts to avoid, minimize or prevent the effect of such events and/or conditions:	310
(i) acts of God;	311
(ii) any Government requisition, control, intervention, requirement or interference;	312
(iii) any circumstances arising out of war, threatened act of war or warlike operations, acts of terrorism,	313
sabotage or piracy, or the consequences thereof;	314
(iv) riots, civil commotion, blockades or embargoes;	315
(v) epidemics;	316
(vi) earthquakes, landslides, floods or other extraordinary weather conditions;	317
(vii) strikes, lockouts or other industrial action, unless limited to the employees (which shall not include the	318
Crew) of the party seeking to invoke force majeure;	319
(viii) fire, accident, explosion except where caused by negligence of the party seeking to invoke force majeure;	320
and	321

(ix) any other similar cause beyond the reasonable control of either party.	322
(b) Liability to Owners	323
(i) Without prejudice to Sub-clause 17(a), the Managers shall be under no liability whatsoever to the Owners	324
for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but	325
not limited to loss of profit arising out of or in connection with detention of or delay to the Vessel) and	326
howsoever arising in the course of performance of the Management Services UNLESS same is proved	327
to have resulted solely from the negligence, gross negligence or wilful default of the Managers or their	328
employees or agents, or sub-contractors employed by them in connection with the Vessel, in which case	329
(save where loss, damage, delay or expense has resulted from the Managers’ personal act or omission	330
committed with the intent to cause same or recklessly and with knowledge that such loss, damage,	331
delay or expense would probably result) the Managers’ liability for each incident or series of incidents	332
giving rise to a claim or claims shall never exceed a total of ten (10) times the annual management fee as per Clause 12(a)(i)	333

payable hereunder.    334

(ii) Acts or omissions of the Crew - Notwithstanding anything that may appear to the contrary in this	335
Agreement, the Managers shall not be liable for any acts or omissions of the Crew, even if such acts	336
or omissions are negligent, grossly negligent or wilful~~, except only to the extent that they are shown to~~	337
~~have resulted from a failure by the Managers to discharge their obligations under Clause 5(a) (Crew~~	338
~~Management), in which case their liability shall be limited in accordance with the terms of this Clause~~	339
~~17 (Responsibilities).~~	340

(c) Indemnity Except to the extent and solely for the amount therein set out that the Managers would be liable under	341 342
Sub-clause 17(b), the Owners hereby undertake to keep the Managers and their employees,	343
agents and sub-contractors indemnified and to hold them harmless against all actions, proceedings, claims,	344
demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or	345
suffered by them arising out of or in connection with the performance of this Agreement, and against and in	346
respect of all costs, loss, damages and expenses (including legal costs and expenses on a full indemnity	347
basis) which the Managers may suffer or incur (either directly or indirectly) in the course of the performance	348
of this Agreement.	349
(d) “Himalaya”	350
It is hereby expressly agreed that no employee or agent of the Managers (including every	351
sub-contractor from time to time employed by the Managers) shall in any circumstances whatsoever be	352
under any liability whatsoever to the Owners for any loss, damage or delay of whatsoever kind arising or	353
resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in	354
connection with his employment and, without prejudice to the generality of the foregoing provisions in this	355
Clause 17 (Responsibilities), every exemption, limitation, condition and liberty herein contained and every	356
right, exemption from liability, defence and immunity of whatsoever nature applicable to the Managers or to	357
which the Managers are entitled hereunder shall also be available and shall extend to protect every such	358
employee or agent of the Managers acting as aforesaid and for the purpose of all the foregoing provisions	359
of this Clause 17 (Responsibilities) the Managers are or shall be deemed to be acting as agent or trustee	360
on behalf of and for the benefit of all persons who are or might be their servants or agents from time to time	361
(including sub-contractors as aforesaid) and all such persons shall to this extent be or be deemed to be	362
parties to this Agreement.	363
18. General Administration	364
(a) The Managers shall keep the Owners and, if appropriate, the Company informed in a timely manner of	365
any incident of which the Managers become aware which gives or may give rise to delay to the Vessel or	366
claims or disputes involving third parties and which individually are reasonably estimated to be in excess of US$15,000.	367
(b) The Managers shall handle and settle all claims and disputes arising out of the Management Services	368
hereunder, unless the Owners instruct the Managers otherwise. The Managers shall keep the Owners	369
appropriately informed in a timely manner throughout the handling of such claims and disputes.	370

(c) The Owners may request the Managers to bring or defend other ~~actions,~~ suits or proceedings related	371
to the Management Services, on terms to be agreed and subject to the provisions of clause 18(a) and 18(b).	372
(d) The Managers shall have power to obtain appropriate legal or technical or other outside expert advice in	373
relation to the handling and settlement of claims in relation to Sub-clauses 18(a) and 18(b) and disputes and	374
any other matters affecting the interests of the Owners in respect of the Vessel, save Managers should obtain Owners approval prior to taking any action if time permits and unless the Owners instruct	375
the Managers otherwise.	376
(e) On giving reasonable notice, the Owners may request, and the Managers shall in a timely manner make	377
available, all documentation, information and records in respect of the matters covered by this Agreement and in respect of the Management Services.	378
~~either related to mandatory rules or regulations or other obligations applying to the Owners in respect of~~	379
~~the Vessel (including but not limited to STCW 95, the ISM Code and ISPS Code) to the extent permitted by~~	380
~~relevant legislation.~~	381
On giving reasonable notice, the Managers may request, and the Owners shall in a timely manner make	382

available, all documentation, information and records reasonably required by the Managers to enable them	383
to perform the Management Services.	384
(f) The Owners shall arrange for the provision of any necessary guarantee bond or other security.	385
(g) Any costs incurred by the Managers in carrying out their obligations according to this Clause 18(General	386
Administration) shall be reimbursed by the Owners.	387
19. Inspection of Vessel	388
~~The Owners may at any time after giving reasonable notice to the Managers inspect the Vessel for any reason~~	389
~~they consider necessary.~~	390
20. Compliance with Laws and Regulations	391
The parties will not do or permit to be done anything which might cause any breach or infringement of the	392
laws and regulations of the Flag State, or of the places where the Vessel trades.	393
21. Duration of the Agreement	394
(a) This Agreement shall come into effect at the date stated in Box 2 and shall continue until terminated by	395
either party by giving notice to the other; in which event this Agreement shall terminate upon the expiration	396
of ~~the later of the number of months stated in Box 18 or~~ a period of ~~two (2)~~ twenty-four (24) months from the date on	397
which
such notice is received, unless terminated earlier in accordance with Clause 22 (Termination).	398
(b) Where the Vessel is not at a mutually convenient port or place on the expiry of such period, this Agreement	399
shall terminate on the subsequent arrival of the Vessel at the next mutually convenient port or place.	400
22. Termination	401
(a) Owners’ or Managers’ default	402
If either party fails to meet their obligations under this Agreement, the other party may give notice to the	403
party in default requiring them to remedy it. In the event that the party in default fails to remedy it within a	404
reasonable time to the reasonable satisfaction of the other party, that party shall be entitled to terminate this	405
Agreement with immediate effect by giving notice to the party in default.	406
(b) Notwithstanding Sub-clause 22(a):	407
(i) The Managers shall be entitled to terminate the Agreement with immediate effect by giving notice to the	408
Owners if any monies payable by the Owners and/or the owners of any associated vessel, details of	409
which are listed in Annex “D”, shall not have been received in the Managers’ nominated account within	410
ten days (10) of receipt by the Owners of the Managers’ written request, or if the Vessel is repossessed by	411
the Mortgagee(s).	412
(ii) If the Owners proceed with the employment of or continue to employ the Vessel in the carriage of	413
contraband, blockade running, or in an unlawful trade, or on a voyage which in the reasonable opinion	414
of the Managers is unduly hazardous or improper, the Managers may give notice of the default to the	415

Owners, requiring them to remedy it as soon as practically possible. In the event that the Owners fail to	416
remedy it within a reasonable time to the satisfaction of the Managers, the Managers shall be entitled	417
to terminate the Agreement with immediate effect by notice.	418
(iii) If either party fails to meet their respective obligations under Sub-clause 5(b) (Crew Insurances) and	419
Clause 10 (Insurance Policies), the other party may give notice to the party in default requiring them to	420
remedy it within ten (10) days, failing which the other party may terminate this Agreement with immediate	421
effect by giving notice to the party in default.	422
(iv) If the Managers are convicted of, or admit guilt for, a crime, then the Owners shall be entitled to terminate this Agreement with immediate effect by notice in writing.
(c) Extraordinary Termination	423
This Agreement shall be: (i) terminated in the case of a sale of the Vessel (“ET1”), and the date upon which the Vessel is to be treated as	424
having been sold or otherwise disposed of shall be the date on which the Vessel’s owners cease to be the registered owners of the Vessel;
(ii) deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned or has been declared missing, or the Vessel is bareboat chartered for a period of less than three (3) years, when the bareboat charter comes to an end (in either case, “ET2”);

(iii) terminated if the Vessel is bareboat chartered for a period of three (3) years or more, unless otherwise agreed, when the bareboat charter comes to an end (“ET3”); or

(iv) terminated if the Vessel is not delivered to the Owners within 100 days of the Effective Date (“ET4”).

~~deemed to be terminated in the case of the sale of the Vessel or, if the Vessel~~
~~becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned~~    425 ~~or has been declared missing or, if bareboat chartered, unless otherwise agreed, when the bareboat charter~~    426 ~~comes to an end.~~    427

(d)    For the purpose of Sub-clause 22(c) hereof:    428

~~(i)     the date upon which the Vessel is to be treated as having been sold or otherwise disposed of shall be~~    429 ~~the date on which the Vessel’s owners cease to be the registered owners of the Vessel;~~     430

(ii)    the Vessel shall be deemed to be lost either when it has become an actual total loss or agreement has    431 been reached with the Vessel’s underwriters in respect of its constructive total loss or if such agreement    432 with the Vessel’s underwriters is not reached it is adjudged by a competent tribunal that a constructive    433 loss of the Vessel has occurred; and    434

(iii)    the date upon which the Vessel is to be treated as declared missing shall be ten (10) days after the Vessel    435 was last reported or when the Vessel is recorded as missing by the Vessel’s underwriters, whichever    436 occurs first. A missing vessel shall be deemed lost in accordance with the provisions of Sub-clause 22(d)    437 (ii).        438

~~(e) In the event the parties fail to agree the annual budget in accordance with Sub-clause 13(b), or to agree~~    439 ~~a change of flag in accordance with Sub-clause 9(d)(ii), or to agree to a reduction in the Mangement Fee in~~    440 ~~accordance with Sub-clause 12(d), either party may terminate this Agreement by giving the other party not~~    441 less than one month’s notice, the result of which will be the expiry of the Agreement at the end of the current    442 ~~budget period or on expiry of the notice period, whichever is the later.~~    443

(f)    ~~This Agreement shall terminate forthwith in the event of an order being made or resolution passed~~    444 ~~for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of~~    445
~~reconstruction or amalgamation) or if a receiver or administrator is appointed, or if it suspends payment,~~    446

~~ceases to carry on business or makes any special arrangement or composition with its creditors.~~Either party shall have the right to terminate this Agreement forthwith if the other party: has ceased to trade; suspend payment(s); has an order made or resolution passed for its winding up, dissolution, liquidation or bankruptcy (otherwise than for the purpose of solvent reconstruction or amalgamation); has a receiver, administrative receiver, administrator or other similar official appointed over all or substantially all of its assets or undertakings; has a secured party take possession of all or substantially all its assets; has become insolvent or gone into liquidation (unless such liquidation is for the purpose of a solvent reconstruction or amalgamation); makes a general assignment, arrangement or composition with or for the benefit of its creditors; is unable to pay its debts as they become due; causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in the foregoing text; or, takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

447

(g)

(i) In the event of a termination of this Agreement for an ET2 event or for any other reason except: (i) in the case of default by the Managers; or (ii) an ET1, ET3 or ET4 event, the management fee payable to the Managers according to the provisions of Clause 12 (Management Fee and Expenses) shall continue to be payable for a further period of the number of months stated in Box 19 as from the date of termination. If Box 19 is left blank, then ninety (90) days shall apply.

(ii) In the event of a termination of this Agreement for an ET1, ET3 or ET4 event (and absent a Change of
Control):

(aa) the management fee payable to the Managers according to the provisions of Clause 12 (Management Fee and Expenses), shall continue to be payable for a futher period of three (3) months as from the date of

448

termination; and
(bb) the Owners are to provide written notice of termination to Managers at least three (3) months prior to the date of termination. Where Managers do not receive at least three (3) months prior written notice of the date of termination the management fee in (aa) shall be increased by three (3) months of management fees, reduced by the pro rata amount where prior written notice of the date of termination was given.

(iii) On or following a Change of Control, clauses (ii)(aa) and (bb) above shall not apply and in the event of a termination of this Agreement for an ET1, ET3 or ET4 event, the management fee payable to the Managers according to the provisions of Clause 12 (Management Fee and Expenses), shall continue to be payable for a further period of twenty-four (24) months as from the date of termination.

(iv) In the event of a termination of this Agreement for an ET4 event, no termination fee shall be due and payable hereunder where the Owner is required to pay an early termination fee as the same is described in the Master Agreement.

(v) All amounts due and payable under this Clause 22(g) shall be accelerated and immediately payable in one lump sum on the date of termination.

(vi) In respect of the amounts which make up the Commission as set out in Clause 12(a)(ii), this shall be calculated so that the Commission is deemed payable for the period detailed in (ii)(aa) and (bb) or (iii) above (the “Remaining Period”). Therefore any Commission amounts which have accrued due or been agreed shall remain payable. For any part of the Remaining Period where no actual Commission has accrued or is due
(“Part Period”), the amount of the Commission due under this clause shall be calculated by reference to: (i) tce revenue, taken from the projected market rates from a reliable source (e.g. Clarksons), or if not promptly agreed by the Owners and Managers, the average projected market rates for this type of vessel for the Part
Period from three Approved Brokers; and (ii) voyage expenses, based on the average daily voyage expenses taken from the Scorpio pool data for this type of vessel for the prior twelve (12) months (ending with the most recent quarter end) which shall be adjusted taking into consideration the forward curve of bunker prices obtained from market data e.g. Ice Futures Europe (Preliminary VE). The Preliminary VE shall then be utilized in the calculation so as to reflect the Part Period.

~~In the event of the termination of this Agreement for any reason other than default by the Managers the~~
~~management fee payable to the Managers according to the provisions of Clause 12 (Management Fee and~~    449
~~Expenses), shall continue to be payable for a further period of the number of months stated in Box 19 as~~    450 ~~from the effective date of termination. If Box 19 is left blank then ninety (90) days shall apply.~~    451

~~(h) In addition, where the Managers provide Crew for the Vessel in accordance with Clause 5(a) (Crew~~    452
~~Management):~~    453

~~(i)     the Owners shall continue to pay Crew Support Costs during the said further period of the number of~~    454 ~~months stated in Box 19; and~~    455

~~(ii)     the Owners shall pay an equitable proportion of any Severance Costs which may be incurred, not~~    456 ~~exceeding the amount stated in Box 20. The Managers shall use their reasonable endeavours to minimise~~    457 ~~such Severance Costs.~~    458

(i)    On the termination, for whatever reason, of this Agreement, the Managers shall release to the Owners,    459 if so requested, the originals where possible, or otherwise certified copies, of all accounts and all documents    460 specifically relating to the Vessel and its operation.    461

(j)    The termination of this Agreement shall be without prejudice to all rights accrued due between the parties    462 prior to the date of termination.    463

23. BIMCO Dispute Resolution Clause
464 (a)    This Agreement shall be governed by and construed in accordance with English law and any dispute    465 arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with    466 the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary    467 to give effect to the provisions of this Clause.    468

The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA)    469
Terms current at the time when the arbitration proceedings are commenced.    470

The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its    471 arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint    472 its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole    473

arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the	474
14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so	475
within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any	476
further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party	477
accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by	478
agreement.	479
Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the	480
appointment of a sole arbitrator.	481
In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum	482
as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims	483
Procedure current at the time when the arbitration proceedings are commenced.	484
~~(b) This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code~~	485
~~and the Maritime Law of the United States and any dispute arising out of or in connection with this Agreement~~	486
~~shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the~~	487
~~;~~	488
~~enforcing any award, judgment may be entered on an award by any court of competent jurisdiction. The~~	489
~~proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.~~	490
~~In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum~~	491
~~as the parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration~~	492
~~Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings~~	493
~~are commenced.~~	494
~~(c) This Agreement shall be governed by and construed in accordance with the laws of the place mutually~~	495
~~agreed by the parties and any dispute arising out of or in connection with this Agreement shall be referred~~	496
~~to arbitration at a mutually agreed place, subject to the procedures applicable there.~~	497
(d) Notwithstanding Sub-clause~~s~~ 23(a), ~~23(b) or 23(c)~~ above, the parties may agree at any time to refer to	498
mediation any difference and/or dispute arising out of or in connection with this Agreement.	499
(i) In the case of a dispute in respect of which arbitration has been commenced under Sub-clause~~s~~ 23(a), ~~23(b) or 23(c)~~ above, the following shall apply:	500 501
(ii) Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the “Mediation Notice”) calling on the other	502 503
party to agree to mediation.	504
(iii) The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that	505
they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14	506
calendar days, failing which on the application of either party a mediator will be appointed promptly by	507

the Arbitration Tribunal (“the Tribunal”) or such person as the Tribunal may designate for that purpose.	508
The mediation shall be conducted in such place and in accordance with such procedure and on such	509
terms as the parties may agree or, in the event of disagreement, as may be set by the mediator.	510
(iv) If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal	511
and may be taken into account by the Tribunal when allocating the costs of the arbitration as between	512
the parties.	513
(v) The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest.	514 515
(vi) Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall	516
continue during the conduct of the mediation but the Tribunal may take the mediation timetable into	517
account when setting the timetable for steps in the arbitration.	518
(vii) Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred	519
in the mediation and the parties shall share equally the mediator’s costs and expenses.	520
(viii) The mediation process shall be without prejudice and confidential and no information or documents	521

disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under	522
the law and procedure governing the arbitration.	523
(Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)	524
(e) If Box 21 in Part I is not appropriately filled in, Sub-clause 23(a) of this Clause shall apply.	525
Note: Sub-clauses 23(a), 23(b) and 23(c) are alternatives; indicate alternative agreed in Box 21. Sub-clause	526
23(d) shall apply in all cases.	527
24. Notices	528
(a) All notices given by either party or their agents to the other party or their agents in accordance with the	529
provisions of this Agreement shall be in writing and shall, unless specifically provided in this Agreement to	530
the contrary, be sent to the address for that other party as set out in Boxes 22 and 23 or as appropriate or	531
to such other address as the other party may designate in writing.	532
A notice may be sent by registered or recorded mail, facsimile, electronically or delivered by hand in accordance	533
with this Sub-clause 24(a).	534
(b) Any notice given under this Agreement shall take effect on receipt by the other party and shall be deemed	535
to have been received:	536
(i) if posted, on the seventh (7th) day after posting;	537
(ii) if sent by facsimile or electronically, on the day of transmission; and	538
(iii) if delivered by hand, on the day of delivery.	539
And in each case proof of posting, handing in or transmission shall be proof that notice has been given,	540
unless proven to the contrary.	541
25. Entire Agreement	542
This Agreement and Master Agreement constitutes the entire agreement between the parties and no promise, undertaking, representation, warranty or statement by either party prior to the date stated in Box 2 shall affect this	543 544
Agreement. Any modification of this Agreement shall not be of any effect unless in writing signed by or on	545
behalf of the parties.	546
26. Third Party Rights	547
Except to the extent provided in Sub-clauses 17(c) (Indemnity) and 17(d) (Himalaya), no third parties may	548
enforce any term of this Agreement.	549
27. Partial Validity	550
If any provision of this Agreement is or becomes or is held by any arbitrator or other competent body to be	551
illegal, invalid or unenforceable in any respect under any law or jurisdiction, the provision shall be deemed	552
to be amended to the extent necessary to avoid such illegality, invalidity or unenforceability, or, if such	553
amendment is not possible, the provision shall be deemed to be deleted from this Agreement to the extent	554

of such illegality, invalidity or unenforceability, and the remaining provisions shall continue in full force and	555
effect and shall not in any way be affected or impaired thereby.	556
28. Interpretation	557
In this Agreement:	558
(a) Singular/Plural	559
The singular includes the plural and vice versa as the context admits or requires.	560
(b) Headings	561
The index and headings to the clauses and appendices to this Agreement are for convenience only and shall not affect	562
its construction or interpretation.	563
(c) Day	564
“Day” means a calendar day unless expressly stated to the contrary.	565
Any additional clauses attached hereto together with the Confirmation, any subsequent addenda, schedules,

appendices or otherwise, shall be construed as an integral part of this Agreement and shall be interpreted accordingly.

Annex II – STANDARD TECHNICAL MANAGEMENT TERMS

SHIPMAN 2009
STANDARD SHIP MANAGEMENT AGREEMENT

1. Place and date of Agreement    2. Date of commencement of Agreement (Cls. 2, 12, 21 and 25)
As per Confirmation

PART I

3. Owners (name, place of registered office and law of registry) ( Cl. 1) (i) Name: As per confirmation

(ii) Place of registered office: Trust Company Complex, Ajeltake Road,Ajeltake Island,Majuro, MH96960, Marshall Islands

(iii) Law of registry: Marshall Islands

Guaranteed by Scorpio Tankers Inc. Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, 96960 (Guarantor)

4. Managers (name, place of registered office and law of registry) (Cl. 1) (i) Name: Scorpio Ship Management sam

(ii) Place of registered office:    9 Rue Du Gabian, 98000, Monaco - MC

(iii) Law of registry: Monaco

5. The Company (with reference to the ISM/ISPS Codes) (state name and IMO Unique Company Identification number. If the Company is a third party then also state registered office and principal place of business) (Cls. 1 and 9(c)(i))
(i) Name: Scorpio Ship Management sam

(ii) IMO Unique Company Identification number: 0631141

(iii) Place of registered office: 9 Rue du Gabian, 98000, Monaco - MC

(iv) Principal place of business: Monaco

6. Technical Management (state “yes” or “no” as agreed) (Cl. 4)
yes

7. Crew Management (state “yes” or “no” as agreed) (Cl. 5(a))
yes

8. Commercial Management (state “yes” or “no” as agreed) (Cl. 6)
no

9. Chartering Services period (only to be filled in if “yes” stated in Box 8) (Cl.6(a))
no

10. Crew Insurance arrangements (state “yes” or “no” as agreed)
(i) Crew Insurances* (Cl. 5(b)): within owner cover as per 10(a)(ii)

(ii) Insurance for persons proceeding to sea onboard (Cl. 5(b)(i)): within owner cover as per
10(a)(ii)

*only to apply if Crew Management (Cl. 5(a)) agreed (see Box 7)

11. Insurance arrangements (state “yes” or “no” as agreed) (Cl. 7)
yes

12. Optional insurances (state optional insurance(s) as agreed, such as piracy, kidnap and ransom, loss of hire and FD & D) (Cl. 10(a)(iv))
FD&D, Kidnap and Ransom while transiting extended GOA

13. Interest (state rate of interest to apply after due date to outstanding sums) (Cl. 9(a))
1% per month

14. Annual management fee (state annual amount) (Cl. 12(a))
250,000 USD

15. Manager’s nominated account (Cl.12(a))
Approved by the International Ship Managers' Association
First published 1988. Revised 1998 and 2009
Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org
Copyright, published by BIMCO
Beneficiary: SCORPIO SHIP MANAGEMENT
XXXXXXXXXXXXXXXXXXXXXX

18. Minimum contract period (state number of months) (Cl. 21(a))
See clause 21(a)

16. Daily rate (state rate for days in excess of those agreed in budget) (Cl. 12(c))
400 USD in excess of 20 days per year travel included

17. Lay-up period / number of months (Cl.12(d))
2 months

19. Management fee on termination (state number of months to apply) (Cl. 22(g))
3 (three) months. See also Clause 22 (g).

Printed by BIMCO’s idea    SHIPMAN 2009
Standard ship management agreement    PART 1

(Continued)

20. Severance Costs (state maximum amount) (Cl. 22(h)(ii))
80,000 USD

21. Dispute Resolution (state alternative Cl. 23(a), 23(b) or 23(c); if Cl. 23(c) place of arbitration must be stated) (Cl. 23)
23(a)

Approved by the International Ship Managers' Association

22. Notices (state full style contact details for serving notice and communication to the Owners) (Cl. 24)
As per Confirmation

23. Notices (state full style contact details for serving notice and communication to the Managers) Cl. 24)
Scorpio Ship Management sam
9 Rue Du Gabian, 98000 Monaco-MC
tel +377 97985700 email fbellusci@scorpio.mc

It is mutually agreed between the party stated in Box 3 and the party stated in Box 4 that this Agreement consisting of PART l and PART ll as well as Annexes “A” (Details of Vessel or Vessels), “B” (Details of Crew), “C” (Budget), “D” (Associated Vessels) and “E” (Fee Schedule) attached her eto, shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of PART l and Annexes “A”, “B”, “C”, “D” and “E” shall prevail over those of PART ll to the extent of such conflict but no further.

Signature(s) (Owners)	Signature(s) (Managers) Francesco Bellusci Administrateur Delegue
Signature(s) (Guarantor)

First published 1988. Revised 1998 and 2009

Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org
Copyright, published by BIMCO

ANNEX “A” (DETAILS OF VESSEL OR VESSELS)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Date of Agreement: Name of Vessel(s): Particulars of Vessel(s):
Approved by theInternational Ship Managers' Association

As per Confirmation

First published 1988. Revised 1998 and 2009

Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org
Copyright, published by BIMCO

ANNEX “B” (DETAILS OF CREW)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Date of Agreement: Details of Crew:
Numbers    Rank    Nationality

First published 1988. Revised 1998 and 2009

Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org
Copyright, published by BIMCO

ANNEX “C” (BUDGET)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Date of Agreement:
Approved by the International Ship Managers' Association

Managers´ initial budget with effect from the commencement date of this Agreement (see Box 2):

First published 1988. Revised 1998 and 2009

Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org
Copyright, published by BIMCO

ANNEX “D” (ASSOCIATED VESSELS)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Approved by the International Ship Managers' Associaton
NOTE: PARTIES SHOULD BE AWARE THAT BY COMPLETING THIS ANNEX “D” THEY WILL BE SUBJECT TO THE PROVISIONS OF
SUB-CLAUSE 22(b)(i) OF THIS AGREEMENT.

Date of Agreement:

Details of Associated Vessels:

First published 1988. Revised 1998 and 2009

Copyright, published by BIMCO
Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org

ANNEX “E” (FEE SCHEDULE)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

NOT APPLICABLE

ANNEX F (CHANGE OF CONTROL DEFINITION)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT CODE NAME: SHIPMAN 2009

(A) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidati on), in one or a series of related transactions, of all or substantially all of STNGs or its subsidiaries assets, taken as a whole, to any Person other than to a Permitted Owner;
(B) an order made for, or the adoption by the Board of Directors of a plan of, liquidation or dissolution of STNG;
(C) the consummation of any transaction (including any merger or consolidation) the result of which is that any Person, other than a Permitted Owner, becomes the beneficial owner, directly or indirectly, of a majority of STNGs Voting Securities, measured by voting power rather than number of shares;
(D) if, at any time, STNG becomes insolvent, admits in writing its inability to pay its debts as they become due, is adjudged bankrupt or declares bankruptcy or makes an assignment for the benefit of creditors, or makes a proposal or similar action under the bankruptcy, insolvency or other similar l aws of any applicable jurisdiction or commences or consents to proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction;
(E) the consolidation of STNG with, or the merger of STNG with or into, any Person, other than a Permitted Owner or the consolidation of any Person, other than a Perm itted Owner, with, or the merger of any Person, other than a Permitted Owner, with or into, STNG, in any such event pursuant to a t ransaction in which any of the common stock outstanding immediately prior to such transaction are converted into or exchanged for cash, securities or other property or receive a payment of cash , securities or other property, other than any such transaction where STNGs Voting Securities outstanding immediately prior to such transaction are converted into or exchanged for Voting Se curities of the surviving or transferee Person constituting a majority (measured by voting power rather than number of shares) of the outstanding Voting Securities of such surviving or transferee Person immediately after giving effect to such issuance; or
(F) a change in directors after which a majority of the members of the Board of Directors are not directors who were either n ominated by, appointed by or otherwise elected with the approval of current board members at the time of such election.

“Affiliates” means, with respect to any Person as at any particular date, any other Persons that directly or indirectly, through one or more intermediaries, are Controlled by, Control or are under common Control with the Person in question, and Affiliate means any one of them.

“Control” or “Controlled” means, with respect to any Person, the right to elect or appoint, directly or indirectly, a majority of the directors of such Person or a majority of the Persons who have the right, including any contractual right, to manage and direct the business, affairs and operations of such Person, or the possession of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract, or otherwise.

“Governmental Authority” means any domestic or foreign government, including any federal, provincial, state, territorial or municipal government, any multinational or supranational organization, any government agency (including the U.S. Securities and Exchange Commission), any tr ibunal, labor relations board, commission or stock exchange (including the New York Stock Exchange), and any other authority or organization exercising executive, legislative, judicial, regulatory or admi nistrative functions of, or pertaining to, government.

“Permitted Owner” means SSH and all Affiliates thereof.

“Person” shall have the meaning ascribed to it as such term is used in Section 13(d)(3) of the Securities Exchange Act, as amended.
First published 1988. Revised 1998 and 2009

“SSH” shall mean Scorpio Services Holding Limited, a Marshall Islands corporation whose registered office is at Trust Company Compl ex, Ajeltake Road, Ajeltake Island, Majuro, Marshall
Islands MH 96960.

“STNG” shall mean Scorpio Tankers Inc., a company incorporated under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org

“Voting Securities” means securities of all classes of a Person entitling the holders thereof to vote on a regular basis in the election of members of the board of directors or other governing body of such Person.
Copyright, published by BIMCO

SECTION 1 – Basis of the Agreement

1. Definitions and Interpretation    1

In this Shipman 2009 form (together with the Confirmation, any additional clauses of even date herewith and	2 any Annexes hereto (the “Agreement”) save where the context otherwise requires, the following words and expressions shall have
the meanings hereby assigned to them:    3

“Change of Control” means the definition given to it in Annex F attached hereto.

“Company” (with reference to the ISM Code and the ISPS Code) means the organization identified in Box 5    4 or any replacement organization appointed by the Owners from time to time (see Sub-clauses 9(b)(i) or 9(c)    5 (ii), whichever is applicable).    6

“Crew” means the personnel of the numbers, rank and nationality specified in Annex “B” hereto.    7

“Crew Insurances” means insurance of liabilities in respect of crew risks which shall include but not be limited        8 to death, permanent disability, sickness, injury, repatriation, shipwreck unemployment indemnity and loss        9 of personal effects (see Sub-clause 5(b) (Crew Insurances) and Clause 7 (Insurance Arrangements) and    10
Clause 10 (Insurance Policies) and Boxes 10 and 11).    11

“Crew Support Costs” means all expenses of a general nature which are not particularly referable to any    12 individual vessel for the time being managed by the Managers and which are incurred by the Managers for the    13 purpose of providing an efficient and economic management service and, without prejudice to the generality    14
of the foregoing, shall include the cost of crew standby pay, training schemes for officers and ratings, cadet    15
training schemes, sick pay, study pay, recruitment and interviews as pertain only to the Vessel and her    16
requirements..

“Guarantor” means Scorpio Tankers Inc.

“Flag State” means the State whose flag the Vessel is flying.    17

“ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution    18
Prevention and any amendment thereto or substitution therefor.    19

“ISPS Code” means the International Code for the Security of Ships and Port Facilities and the relevant    20 amendments to Chapter XI of SOLAS and any amendment thereto or substitution therefor.    21

“Managers” means the party identified in Box 4.    22

“Management Services” means the services specified in SECTION 2 - Services (Clauses 4 through 7) as    23 indicated affirmatively in Boxes 6 through 8, 10 and 11, and all other functions performed by the Managers    24
under the terms of this Agreement.    25

“Master Agreement” means the deed of Master Agreement as amended and restated effective as of 29
September 2016 entered into by and between the Guarantor, the Guarantor on behalf of any existing and future wholly owned subsidiaries, Scorpio Commercial Management S.A.M and the Managers.

“Owners” means the party identified in Box 3.    26

“Severance Costs” means the costs which are legally required to be paid to the Crew as a result of the early    27 termination of any contracts for service on the Vessel.    28

“SMS” means the Safety Management System (as defined by the ISM Code).    29

“STCW 95” means the International Convention on Standards of Training, Certification and Watchkeeping    30 for Seafarers, 1978, as amended in 1995 and any amendment thereto or substitution therefor.    31

“Vessel” means the vessel or vessels details of which are set out in Annex “A” attached hereto.    32

Interpretation: the Managers, Owners and Guarantor acknowledge and agree that in the event of any inconsistency between the provisions of the Master Agreement and this Agreement: (i) prior to and including the Effective Date (as the same is defined in the Master Agreement) the provisions of the Master Agreement shall prevail; and (ii) after the Effective Date the provisions of this Agreement shall prevail.

2. Commencement and Appointment	33
With effect from the date stated in Box 2 for the commencement of the Management Services and continuing	34
unless and until terminated as provided herein, the Owners hereby appoint the Managers and the Managers	35
hereby agree to act as the Managers of the Vessel in respect of the Management Services.	36

3. Authority of the Managers	37
Subject to the terms and conditions herein provided, during the period of this Agreement the Managers shall	38
carry out the Management Services in respect of the Vessel as agents for and on behalf of the Owners. The	39
Managers shall have authority to take such actions as they may from time to time in their absolute discretion	40
consider to be necessary to enable them to perform the Management Services in accordance with sound	41
ship management practice, including but not limited to compliance with all relevant rules and regulations.	42

SECTION 2 – Services

4. Technical Management	43
(only applicable if agreed according to Box 6).	44
The Managers shall provide technical management which includes, but is not limited to, the following	45
services:	46

(a) ensuring that the Vessel complies with the requirements of the law of the Flag State;	47
(b) ensuring compliance with the ISM Code;	48
(c) ensuring compliance with the ISPS Code;	49
(d) providing competent personnel to supervise the maintenance and general efficiency of the Vessel;	50
(e) arranging and supervising dry dockings, repairs, alterations and the maintenance of the Vessel to the	51
standards agreed with the Owners provided that the Managers shall be entitled to incur the necessary	52
expenditure to ensure that the Vessel will comply with all requirements and recommendations of the	53
classification society, and with the law of the Flag State and of the places where the Vessel is required to	54
;	55
(f) arranging the supply of necessary stores, spares and lubricating oil;	56
(g) appointing surveyors and technical consultants as the Managers may consider from time to time to be	57
;	58
(h) in accordance with the Owners’ instructions, supervising the sale and physical delivery of the Vessel	59
under the sale agreement. However services under this Sub-clause 4(h) shall not include negotiation of the	60
;	61
(i) arranging for the supply of provisions unless provided by the Owners; and	62
(j) arranging for the sampling and testing of bunkers.	63
5. Crew Management and Crew Insurances (a) Crew Management	64 65
(only applicable if agreed according to Box 7)	66
The Managers shall provide suitably qualified Crew who shall comply with the requirements of STCW 95.	67
The provision of such crew management services includes, but is not limited to, the following services:	68
(i) selecting, engaging and providing for the administration of the Crew, including, as applicable, payroll	69
arrangements, pension arrangements, tax, social security contributions and other mandatory dues related	70
;	71
(ii) ensuring that the applicable requirements of the law of the Flag State in respect of rank, qualification	72
and certification of the Crew and employment regulations, such as Crew’s tax and social insurance, are	73

;	74
(iii) ensuring that all Crew have passed a medical examination with a qualified doctor certifying that they are	75
fit for the duties for which they are engaged and are in possession of valid medical certificates issued in	76
accordance with appropriate Flag State requirements or such higher standard of medical examination	77
as may be agreed with the Owners. In the absence of applicable Flag State requirements the medical	78
certificate shall be valid at the time when the respective Crew member arrives on board the Vessel and	79
;	80
(iv) ensuring that the Crew shall have a common working language and a command of the English language	81
;	82
(v) arranging transportation of the Crew, including repatriation;	83
(vi) training of the Crew;	84

(vii) conducting union negotiations; and	85
(viii) if the Managers are the Company, ensuring that the Crew, on joining the Vessel, are given proper	86
familiarisation with their duties in relation to the Vessel’s SMS and that instructions which are essential	87
to the SMS are identified, documented and given to the Crew prior to sailing.	88
~~(ix) if the Managers are not the Company:~~	89
~~(1) ensuring that the Crew, before joining the Vessel, are given proper familiarisation with their duties~~	90
;	91
~~(2) instructing the Crew to obey all reasonable orders of the Company in connection with the operation~~	92
~~of the SMS.~~	93
~~(x) Where Managers are not providing technical management services in accordance with Clause 4~~	94
~~(Technical Management):~~	95
~~(1) ensuring that no person connected to the provision and the performance of the crew management~~	96
~~services shall proceed to sea on board the Vessel without the prior consent of the Owners (such consent~~	97
~~not to be unreasonably withheld); and~~	98
~~(2) ensuring that in the event that the Owners’ drug and alcohol policy requires measures to be taken~~ 	99
~~;~~	100
~~(b) Crew Insurances~~	101
~~(only applicable if Sub-clause 5(a) applies and if agreed according to Box 10)~~	102
~~The Managers shall throughout the period of this Agreement provide the following services:~~	103
~~(i) arranging Crew Insurances in accordance with the best practice of prudent managers of vessels of a~~	104
~~similar type to the Vessel, with sound and reputable insurance companies, underwriters or associations.~~	105
~~Insurances for any other persons proceeding to sea onboard the Vessel may be separately agreed by~~	106
~~the Owners and the Managers (see Box 10);~~	107
~~(ii) ensuring that the Owners are aware of the terms, conditions, exceptions and limits of liability of the~~	108
insurances in Sub-clause 5(b)(i);	109
~~(iii) ensuring that all premiums or calls in respect of the insurances in Sub-clause 5(b)(i) are paid by their~~	110
~~;~~	111
~~(iv) if obtainable at no additional cost, ensuring that insurances in Sub-clause 5(b)(i) name the Owners as~~	112
~~a joint assured with full cover and, unless otherwise agreed, on terms such that Owners shall be under~~	113
~~no liability in respect of premiums or calls arising in connection with such insurances.~~	114
~~(v) providing written evidence, to the reasonable satisfaction of the Owners, of the Managers’ compliance with~~ 	115
~~their obligations under Sub-clauses 5(b)(ii), and 5(b)(iii) within a reasonable time of the commencement~~	116
~~of this Agreement, and of each renewal date and, if specifically requested, of each payment date of the~~	117
~~insurances in Sub-clause 5(b)(i).~~	118
~~6. Commercial Management~~	119
(only applicable if agreed according to Box 8).	120
~~The Managers shall provide the following services for the Vessel in accordance with the Owners’ instructions,~~	121
~~which shall include but not be limited to:~~	122
~~(a) seeking and negotiating employment for the Vessel and the conclusion (including the execution thereof)~~	123
~~of charter parties or other contracts relating to the employment of the Vessel. If such a contract exceeds the~~	124

~~period stated in Box 9, consent thereto in writing shall first be obtained from the Owners;~~	125
~~(b) arranging for the provision of bunker fuels of the quality specified by the Owners as required for the~~	126
~~Vessel’s trade;~~ 127
~~(c) voyage estimating and accounting and calculation of hire, freights, demurrage and/or despatch monies~~	128
~~;~~	129
~~related to the commercial operation of the Vessel in accordance with Clause 11 (Income Collected and~~	130

~~Expenses Paid on Behalf of Owners);~~	131
I~~f any of the services under Sub-clauses 6(a), 6(b) and 6(c) are to be excluded from the Management Fee, remuneration~~	132
~~for these services must be stated in Annex E (Fee Schedule). See Sub-clause 12(e).~~	133
~~(d) issuing voyage instructions;~~	134
~~(e) appointing agents;~~	135
~~(f) appointing stevedores; and~~	136
~~(g) arranging surveys associated with the commercial operation of the Vessel.~~	137
7. Insurance Arrangements	138
(only applicable if agreed according to Box 11).	139
The Managers shall arrange insurances in accordance with Clause 10 (Insurance Policies), on such terms as	140
the Owners shall have instructed or agreed, in particular regarding conditions, insured values, deductibles,	141
franchises and limits of liability.	142

SECTION 3 – Obligations

8. Managers’ Obligations	143
(a) The Managers undertake to use their best endeavours to provide the Management Services as agents	144
for and on behalf of the Owners in accordance with sound ship management practice and to protect and	145
promote the interests of the Owners in all matters relating to the provision of services hereunder.	146
Provided however, that in the performance of their management responsibilities under this Agreement, the	147
Managers shall be entitled to have regard to their overall responsibility in relation to all vessels as may from	148
time to time be entrusted to their management and in particular, but without prejudice to the generality of	149
the foregoing, the Managers shall be entitled to allocate available supplies, manpower and services in such	150
manner as in the prevailing circumstances the Managers in their absolute discretion consider to be fair and	151
reasonable.	152
(b) Where the Managers are providing technical management services in accordance with Clause 4(Technical	153
Management), they shall procure that the requirements of the Flag State are satisfied and they shall agree	154
to be appointed as the Company, assuming the responsibility for the operation of the Vessel and taking over	155
the duties and responsibilities imposed by the ISM Code and the ISPS Code, if applicable.	156
9. Owners’ Obligations	157
(a) The Owners shall pay all sums due to the Managers punctually in accordance with the terms of this	158
Agreement. In the event of payment after the due date of any outstanding sums the Manager shall be entitled	159
to charge interest at the rate stated in Box 13.	160
(b) Where the Managers are providing technical management services in accordance with Clause 4(Technical	161
Management), the Owners shall:	162
(i) report (or where the Owners are not the registered owners of the Vessel procure that the registered	163
owners report) to the Flag State administration the details of the Managers as the Company as required	164
;	165
~~(ii) procure that any officers and ratings supplied by them or on their behalf comply with the requirements~~	166
~~;~~	167
~~(iii) instruct such officers and ratings to obey all reasonable orders of the Managers (in their capacity as the~~	168
~~Company) in connection with the operation of the Managers’ safety management system.~~	169

~~(c) Where the Managers are not providing technical management services in accordance with Clause 4~~	170
~~(Technical Management), the Owners shall:~~	171
~~(i) procure that the requirements of the Flag State are satisfied and notify the Managers upon execution of~~	172
~~this Agreement of the name and contact details of the organization that will be the Company by completing~~	173
~~Box 5;~~	174

~~(ii) if the Company changes at any time during this Agreement, notify the Managers in a timely manner of~~	175
~~;~~	176
~~(iii) procure that the details of the Company, including any change thereof, are reported to the Flag State~~	177
~~administration as required to comply with the ISM and ISPS Codes. The Owners shall advise the Managers~~	178
;	179
~~(iv) unless otherwise agreed, arrange for the supply of provisions at their own expense.~~	180
(d) Where the Managers are providing crew management services in accordance with Sub-clause 5(a) the	181
Owners shall:	182
(i) inform the Managers prior to ordering the Vessel to any excluded or additional premium area under	183
any of the Owners’ Insurances by reason of war risks and/or piracy or like perils and pay whatever	184
additional costs may properly be incurred by the Managers as a consequence of such orders including,	185
if necessary, the costs of replacing any member of the Crew. Any delays resulting from negotiation	186
with or replacement of any member of the Crew as a result of the Vessel being ordered to such an area	187

shall be for the Owners’ account. Should the Vessel be within an area which becomes an excluded or    188 additional premium area the above provisions relating to cost and delay shall apply;    189

(ii) agree with the Managers prior to any change of flag of the Vessel and pay whatever additional costs	190
may properly be incurred by the Managers as a consequence of such change; . ~~If agreement cannot be~~	191
~~reached then either party may terminate this Agreement in accordance with Sub-clause 22(e);~~ and	192

(iii)	provide, at no cost to the Managers, in accordance with the requirements of the law of the Flag State, 193 or higher standard, as mutually agreed, adequate Crew accommodation and living standards. 194

~~(e) Where the Managers are not the Company, the Owners shall ensure that Crew are properly familiarised~~	195
~~with their duties in accordance with the Vessel’s SMS and that instructions which are essential to the SMS~~	196
~~are identified, documented and given to the Crew prior to sailing.~~	197

SECTION 4 – Insurance, Budgets, Income, Expenses and Fees

10. Insurance Policies	198
The Owners shall procure, whether by instructing the Managers under Clause 7 (Insurance Arrangements)	199
or otherwise, that throughout the period of this Agreement:	200
(a) at the Owners’ expense, the Vessel is insured for not less than its sound market value or entered for its	201
full gross tonnage, as the case may be for:	202
(i) hull and machinery marine risks (including but not limited to crew negligence) and excess liabilities;	203
(ii) protection and indemnity risks (including but not limited to pollution risks, diversion expenses and,	204
~~except to the extent insured separately by the Managers in accordance with Sub-clause 5(b)(i)~~, Crew	205
;	206
NOTE: If the Managers are not providing crew management services under Sub-clause 5(a) (Crew	207
Management) or have agreed not to provide Crew Insurances separately in accordance with Sub-clause	208
5(b)(i), then such insurances must be included in the protection and indemnity risks cover for the Vessel (see	209
Sub-clause 10(a)(ii) above).	210
(iii) war risks (including but not limited to blocking and trapping, protection and indemnity, terrorism and crew	211
risks); and	212
(iv) such optional insurances as may be agreed (such as piracy, kidnap and ransom, loss of hire and FD &	213
D) (see Box 12)	214
Sub-clauses 10(a)(i) through 10(a)(iv) all in accordance with the best practice of prudent owners of vessels	215
of a similar type to the Vessel, with sound and reputable insurance companies, underwriters or associations	216
(“the Owners’ Insurances”);	217
(b) all premiums and calls on the Owners’ Insurances are paid by their due date;	218
(c) the Owners’ Insurances name the Managers and, subject to underwriters’ agreement, any third party	219
designated by the Managers as a joint assured (or co-assured, as the case may be), with full cover. It is understood	220
protection and indemnity, the normal terms for such cover may impose on the Managers and any such third	221
party a liability in respect of premiums or calls arising in connection with the Owners’ Insurances.	222
If obtainable at no additional cost, however, the Owners shall procure such insurances on terms such that	223
neither the Managers nor any such third party shall be under any liability in respect of premiums or calls arising	224
in connection with the Owners’ Insurances. In any event, on termination of this Agreement in accordance	225
with Clause 21 (Duration of the Agreement) and Clause 22 (Termination), the Owners shall procure that the	226

Managers and any third party designated by the Managers as joint assured (or co-assured, as the case may be) shall cease to be joint assured (or co-assured, as the case may be)	227
and, ~~if reasonably achievable,~~ that they shall be released from any and all liability for premiums and calls	228
that may arise in relation to the period of this Agreement; and	229
(d) written evidence is provided, to the reasonable satisfaction of the Managers, of the Owners’ compliance	230
with their obligations under this Clause 10 within a reasonable time of the commencement of the Agreement,	231
and of each renewal date and, if specifically requested, of each payment date of the Owners’ Insurances.	232
11. Income Collected and Expenses Paid on Behalf of Owners	233
(a) Except as provided in Sub-clause 11(c) all monies collected by the Managers under the terms of this	234
Agreement (other than monies payable by the Owners to the Managers) and any interest thereon shall be	235
held to the credit of the Owners in a separate bank account.	236
(b) All expenses incurred by the Managers under the terms of this Agreement on behalf of the Owners	237
(including expenses as provided in Clause 12(c)) may be debited against the Owners in the account referred to	238
under Sub-clause 11(a) but shall in any event remain payable by the Owners to the Managers on demand.	239
~~(c) All monies collected by the Managers under Clause 6 (Commercial Management) shall be paid into a~~	240

that in some cases, such as

~~bank account in the name of the Owners or as may be otherwise advised by the Owners in writing.~~    241

12. Management Fee and Expenses	242
(a) The Owners shall pay to the Managers an annual management fee as stated in Box 14 for their services	243
as Managers under this Agreement, which shall be payable in equal monthly instalments in advance, the first	244
instalment (pro rata if appropriate) being payable on the commencement of this Agreement (see Clause 2	245
(Commencement and Appointment) and Box 2) and subsequent instalments being payable at the beginning	246
of every calendar month. The management fee shall be payable to the Managers’ nominated account stated	247
in Box 15.	248
(b) The management fee shall be subject to an annual review and the proposed fee shall be presented in	249
the annual budget in accordance with Sub-clause 13(a).	250
(c) The Managers shall, at no extra cost to the Owners, provide their own office accommodation, office staff,	251
facilities and stationery. Without limiting the generality of this Clause 12 (Management Fee and Expenses) the	252
Owners shall reimburse the Managers for postage and communication expenses, travelling expenses, and	253
other out of pocket expenses properly incurred by the Managers in pursuance of the Management Services.	254
Any days used by the Managers’ personnel travelling to or from or attending on the Vessel or otherwise used	255
in connection with the Management Services in excess of those agreed in the budget shall be charged at	256
the daily rate stated in Box 16.	257
(d) If the Owners decide to layup the Vessel and such layup lasts for more than the number of months	258
stated in Box 17, an appropriate reduction of the Management Fee for the period exceeding such period	259
until one month before the Vessel is again put into service shall be mutually agreed between the parties. If	260
the Managers are providing crew management services in accordance with Sub-clause 5(a), consequential	261
costs of reduction and reinstatement of the Crew shall be for the Owners’ account. ~~If agreement cannot be~~	262
~~reached then either party may terminate this Agreement in accordance with Sub-clause 22(e).~~	263
(e) Save as otherwise provided in this Agreement, all discounts and commissions obtained by the Managers	264
in the course of the performance of the Management Services shall be credited to the Owners.	265
(f) Payment of the Management Fee and Expenses set out under this Clause 12(a) is fully guaranteed by the
Services, the Managers will provide to the Owners, are due consideration for the giving of this guarantee.
13. Budgets and Management of Funds	266
(a) The Managers’ initial budget is set out in Annex “C” hereto. Subsequent budgets shall be for twelve	267
month periods and shall be prepared by the Managers and presented to the Owners not less than one ~~three~~	268
month~~s~~ before the end of the budget year.	269
(b) The Owners shall state to the Managers in a timely manner, but in any event within one month of	270

presentation, whether or not they agree to each proposed annual budget. If the Owners do not respond within one month of presentation, the proposed annual budget shall be deemed to be accepted. ~~The parties shal~~l	271
~~negotiate in good~~
~~faith and if they fail to agree on the annual budget, including the management fee, either party may terminate~~	272
~~this Agreement in accordance with Sub-clause 22(e).~~	273
(c) Following the agreement of the budget, the Managers shall prepare and present to the Owners their	274
estimate of the working capital requirement for the Vessel and ~~and shall each month request the Owners in writing~~	275
~~to pay the~~ funds required to run the Vessel ~~for the ensuing month,~~ including the payment of anyunbudgeted, contingency and occasional or	276
extraordinary item of expenditure, such as emergency repair costs, additional insurance premiums, bunkers	277
or provisions. ~~Such funds shall be received by the Managers within ten running days after the receipt by the~~	278
~~Owners of the Managers’ written request and shall be held to the credit of the Owners in a separate bank~~	279
~~account.~~	280
(d) The Managers shall at all times maintain and keep true and correct accounts in respect of the Management	281
Services in accordance with the relevant International Financial Reporting Standards or such other standard	282
as the parties may agree, including records of all costs and expenditure incurred, and produce a comparison	283

Guarantor and the Guarantor as the ultimate parent of the Owners acknowledges that the Management

between budgeted and actual income and expenditure of the Vessel in such form and at such intervals as	284
shall be mutually agreed.	285
The Managers shall make such accounts available for inspection and auditing by the Owners and/or their	286
representatives in the Managers’ offices or by electronic means, provided reasonable notice is given by the	287
Owners.	288
(e) Notwithstanding anything contained herein, the Managers shall in no circumstances be required to use	289
or commit their own funds to finance the provision of the Management Services.	290

SECTION 5 – Legal, General and Duration of Agreement

14. Trading Restrictions	291
If the Managers are providing crew management services in accordance with Sub-clause 5(a) (Crew	292
Management), the Owners will use reasonable efforts to honour any requirement and trading restriction as per	293
contract of employment of the crew provided same do not violate any laws applicable to Owners.~~and the~~
~~Managers will, prior to the commencement of this Agreement, agree on any~~
~~trading restrictions to the Vessel that may result from the terms and conditions of the Crew’s employment~~ .    294

15. Replacement	295
If the Managers are providing crew management services in accordance with Sub-clause 5(a) (Crew	296
Management), the Owners may require the replacement, at their own expense, at the next reasonable	297
opportunity, of any member of the Crew found on reasonable grounds to be unsuitable for service. If the	298
Managers have failed to fulfil their obligations in providing suitable qualified Crew within the meaning of Sub-	299
clause 5(a) (Crew Management), then such replacement shall be at the Managers’ expense.	300
16. Managers’ Right to Sub-Contract    301
The Managers shall not subcontract any of their obligations hereunder without the prior written consent of    302 the Owners which shall not be unreasonably withheld. In the event of such a sub-contract the Managers    303

shall remain fully liable for the due performance of their obligations under this Agreement. It is understood by and between the Parties, and Owners hereby expressly consent to it, that the Managers may subcontract certain of the services listed in clause 5 to its affiliates Scorpio Crewing Services Pte ("SCS"), Scorpio Marine Management (India) Pvt Ltd (“SMM”), Optimum Ship Services Ltd. (“Optimum”) and Zenith Gemi Isletmeciligi Anonim Sirketi (“Zenith”). The Owner hereby expressly authorizes SCS, SMM, Optimum and Zenith to execute, as agents only for and on behalf of Owners, the employment agreement with each and every seafarer to be embarked on board the Vessel.

17. Responsibilities	305
(a) Force Majeure - Neither party shall be liable for any loss, damage or delay due to any of the following	306
force majeure events and/or conditions to the extent that the party invoking force majeure is prevented or	307
hindered from performing any or all of their obligations under this Agreement, provided they have made all	308
reasonable efforts to avoid, minimize or prevent the effect of such events and/or conditions:	309

304

(i)	;	310
(ii)	;	311
(iii)	any circumstances arising out of war, threatened act of war or warlike operations, acts of terrorism,	312
	sabotage or piracy, or the consequences thereof;	313
(iv)	;	314
(v)	;	315
(vi)	;	316
(vii)	strikes, lockouts or other industrial action, unless limited to the employees (which shall not include the	317
	;	318
(viii)	;	319
	and	320
(ix)	any other similar cause beyond the reasonable control of either party.	321
(b)	Liability to Owners	322
(i)	Without prejudice to Sub-clause 17(a), the Managers shall be under no liability whatsoever to the Owners	323
	for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but	324
	not limited to loss of profit arising out of or in connection with detention of or delay to the Vessel) and	325
	howsoever arising in the course of performance of the Management Services UNLESS same is proved	326
	to have resulted solely from the negligence, gross negligence or wilful default of the Managers or their	327
	employees or agents, or sub-contractors employed by them in connection with the Vessel, in which case	328

	(save where loss, damage, delay or expense has resulted from the Managers’ personal act or omission	329
	committed with the intent to cause same or recklessly and with knowledge that such loss, damage,	330
	delay or expense would probably result) the Managers’ liability for each incident or series of incidents	331
	giving rise to a claim or claims shall never exceed a total of ten (10) times the annual management fee	332
	payable hereunder.	333
(ii)	Acts or omissions of the Crew - Notwithstanding anything that may appear to the contrary in this	334
	Agreement, the Managers shall not be liable for any acts or omissions of the Crew, even if such acts	335
	or omissions are negligent, grossly negligent or wilful, except only to the extent that they are shown to	336
	have resulted from a failure by the Managers to discharge their obligations under Clause 5(a) (Crew	337
	Management), in which case their liability shall be limited in accordance with the terms of this Clause	338
	17 (Responsibilities).	339
(c)	Indemnity - Except to the extent and solely for the amount therein set out that the Managers would be	340
	liable under Sub-clause 17(b), the Owners hereby undertake to keep the Managers and their employees,	341
	agents and sub-contractors indemnified and to hold them harmless against all actions, proceedings, claims,	342
	demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or	343
	suffered by them arising out of or in connection with the performance of this Agreement, and against and in	344
	respect of all costs, loss, damages and expenses (including legal costs and expenses on a full indemnity	345
	basis) which the Managers may suffer or incur (either directly or indirectly) in the course of the performance	346
	of this Agreement.	347
(d)	“Himalaya” - It is hereby expressly agreed that no employee or agent of the Managers (including every	348
	sub-contractor from time to time employed by the Managers) shall in any circumstances whatsoever be	349
	under any liability whatsoever to the Owners for any loss, damage or delay of whatsoever kind arising or	350
	resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in	351
	connection with his employment and, without prejudice to the generality of the foregoing provisions in this	352
	Clause 17 (Responsibilities), every exemption, limitation, condition and liberty herein contained and every	353
	right, exemption from liability, defence and immunity of whatsoever nature applicable to the Managers or to	354
	which the Managers are entitled hereunder shall also be available and shall extend to protect every such	355
	employee or agent of the Managers acting as aforesaid and for the purpose of all the foregoing provisions	356
	of this Clause 17 (Responsibilities) the Managers are or shall be deemed to be acting as agent or trustee	357
	on behalf of and for the benefit of all persons who are or might be their servants or agents from time to time	358
	(including sub-contractors as aforesaid) and all such persons shall to this extent be or be deemed to be	359
	parties to this Agreement.	360

18. General Administration	361
(a) The Managers shall keep the Owners and, if appropriate, the Company informed in a timely manner of	362
any incident of which the Managers become aware which gives or may give rise to delay to the Vessel or	363
claims or disputes involving third parties.	364
(b) The Managers shall handle and settle all claims and disputes arising out of the Management Services	365
hereunder, unless the Owners instruct the Managers otherwise. The Managers shall keep the Owners	366
appropriately informed in a timely manner throughout the handling of such claims and disputes.	367
(c) The Owners may request the Managers to bring or defend other actions, suits or proceedings related	368
to the Management Services, on terms to be agreed.	369
(d) The Managers shall have power to obtain appropriate legal or technical or other outside expert advice in	370
relation to the handling and settlement of claims in relation to Sub-clauses 18(a) and 18(b) and disputes and	371
any other matters affecting the interests of the Owners in respect of the Vessel, unless the Owners instruct	372
the Managers otherwise.	373
(e) On giving reasonable notice, the Owners may request, and the Managers shall in a timely manner make	374
available, all documentation, information and records in respect of the matters covered by this Agreement	375
either related to mandatory rules or regulations or other obligations applying to the Owners in respect of	376
the Vessel (including but not limited to STCW 95, the ISM Code and ISPS Code) to the extent permitted by	377
relevant legislation.	378
On giving reasonable notice, the Owners may request, and the Managers shall in a timely manner make	379

available, all documentation, information and records reasonably required by the Managers to enable them	380
to perform the Management Services.	381
(f) The Owners shall arrange for the provision of any necessary guarantee bond or other security.	382
(g) Any costs incurred by the Managers in carrying out their obligations according to this Clause 18(General	383
Administration) shall be reimbursed by the Owners.	384
19. Inspection of Vessel	385
The Owners may at any time after giving reasonable notice to the Managers inspect the Vessel for any reason	386
they consider necessary.	387
20. Compliance with Laws and Regulations	388
The parties will not do or permit to be done anything which might cause any breach or infringement of the	389
laws and regulations of the Flag State, or of the places where the Vessel trades.	390
21. Duration of the Agreement	391
(a) This Agreement shall come into effect at the date stated in Box 2 and shall continue until terminated by either party by giving notice to the other; in which event this Agreement shall terminate upon the expiration of	392
a period of twenty four (24) months from the date on which such notice is received, unless terminated earlier in accordance with Clause 22 (Termination).
~~This Agreement shall come into effect at the date stated in Box 2 and shall continue until terminated by~~
~~;~~	393
~~of the later of the number of months stated in Box 18 or a period of two (2) months from the date on which~~	394
~~such notice is received, unless terminated earlier in accordance with Clause 22 (Termination).~~	395
(b) Where the Vessel is not at a mutually convenient port or place on the expiry of such period, this Agreement	396
shall terminate on the subsequent arrival of the Vessel at the next mutually convenient port or place.	397
22. Termination	398
(a) Owners’ or Managers’ default	399
If either party fails to meet their obligations under this Agreement, the other party may give notice to the	400
party in default requiring them to remedy it. In the event that the party in default fails to remedy it within a	401
reasonable time to the reasonable satisfaction of the other party, that party shall be entitled to terminate this	402
Agreement with immediate effect by giving notice to the party in default.	403
(b) Notwithstanding Sub-clause 22(a):	404
(i) The Managers shall be entitled to terminate the Agreement with immediate effect by giving notice to the	405
Owners if any monies payable by the Owners and/or the owners of any associated vessel, details of	406
which are listed in Annex “D”, shall not have been received in the Managers’ nominated account within	407
ten days of receipt by the Owners of the Managers’ written request, or if the Vessel is repossessed by	408
the Mortgagee(s).	409
(ii) If the Owners proceed with the employment of or continue to employ the Vessel in the carriage of	410

contraband, blockade running, or in an unlawful trade, or on a voyage which in the reasonable opinion	411
of the Managers is unduly hazardous or improper, the Managers may give notice of the default to the	412
Owners, requiring them to remedy it as soon as practically possible. In the event that the Owners fail to	413
remedy it within a reasonable time to the satisfaction of the Managers, the Managers shall be entitled	414
to terminate the Agreement with immediate effect by notice.	415
(iii) If either party fails to meet their respective obligations under Sub-clause 5(b) (Crew Insurances) and	416
Clause 10 (Insurance Policies), the other party may give notice to the party in default requiring them to	417
remedy it within ten (10) days, failing which the other party may terminate this Agreement with immediate	418
effect by giving notice to the party in default.	419
(iv) If the Managers are convicted of, or admit guilt for, a crime, then the Owners shall be entitled to terminate this Agreement with immediate effect by notice in writing.

(c)    Extraordinary Termination    420

This Agreement shall be:
(i) terminated in the case of a sale of the Vessel (“ET1”), and the date upon which the Vessel is to be treated as having been sold or otherwise disposed of shall be the date on which the Vessels owners cease to be the registered owners of the Vessel;

(ii) deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned or has been declared missing, or the Vessel is bareboat chartered for a period of less than three (3) years, when the bareboat charter comes to an end (in either case, “ET2”);

(iii) terminated if the Vessel is bareboat chartered for a period of three (3) years or more, unless otherwise agreed, when the bareboat charter comes to an end (“ET3”); or

(iv) terminated if the Vessel is not delivered to the Owners within 100 days of the Effective Date (“ET4”).

~~This Agreement shall be deemed to be terminated in the case of the sale of the Vessel or, if the Vessel~~    421 ~~becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned~~    422 ~~or has been declared missing or, if bareboat chartered, unless otherwise agreed, when the bareboat charter~~    423 ~~comes to an end.~~    424

(d)    For the purpose of Sub-clause 22(c) hereof:    425

~~(i)     the date upon which the Vessel is to be treated as having been sold or otherwise disposed of shall be~~    426
~~the date on which the Vessel’s owners cease to be the registered owners of the Vessel;~~     427

(ii)
the Vessel shall be deemed to be lost either when it has become an actual total loss or agreement has    428 been reached with the Vessel’s underwriters in respect of its constructive total loss or if such agreement    429 with the Vessel’s underwriters is not reached it is adjudged by a competent tribunal that a constructive    430 loss of the Vessel has occurred; and    431

(iii)
the date upon which the Vessel is to be treated as declared missing shall be ten (10) days after the Vessel    432 was last reported or when the Vessel is recorded as missing by the Vessel’s underwriters, whichever    433 occurs first. A missing vessel shall be deemed lost in accordance with the provisions of Sub-clause 22(d)    434 (ii).    435

~~(e) In the event the parties fail to agree the annual budget in accordance with Sub-clause 13(b), or to agree~~    436 ~~a change of flag in accordance with Sub-clause 9(d)(ii), or to agree to a reduction in the Mangement Fee in~~    437 ~~accordance with Sub-clause 12(d), either party may terminate this Agreement by giving the other party not~~    438 less than one month’s notice, the result of which will be the expiry of the Agreement at the end of the current    439 ~~budget period or on expiry of the notice period, whichever is the later.~~    440

(f)    ~~This Agreement shall terminate forthwith in the event of an order being made or resolution passed~~    441 ~~for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of~~    442
~~reconstruction or amalgamation) or if a receiver or administrator is appointed, or if it suspends payment~~,    443

~~ceases to carry on business or makes any special arrangement or composition with its creditors.~~ Either party shall have the right to terminate this Agreement forthwith if the other party: has ceased to trade; suspends payment(s); has an order made or resolution passed for its winding up, dissolution, liquidation or bankruptcy (otherwise than for the purpose of solvent reconstruction or amalgamation); has a receiver, administrative receiver, administrator or other similar official appointed over all or substantially all of its assets or undertakings; has a secured party take possession of all or substantially all its assets; has become insolvent or gone into liquidation (unless such liquidation is for the purpose of a solvent reconstruction or amalgamation); makes a general assignment, arrangement or composition with or for the benefit of its creditors; is unable to pay its debts as they become due; causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in the foregoing text; or, takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

444

445

(g) (i) In the event of a termination of this Agreement for an ET2 event or for any other reason except: (i) in the case of default by the Manager; or (ii) an ET1, ET3 or ET4 event, the management fee payable to the

Managers according to the provisions of Clause 12 (Management Fee and Expenses) shall continue to be payable for a further period of the number of months stated in Box 19 as from the date of termination. If Box 19 is left blank, then ninety (90) days shall apply.

(ii) In the event of a termination of this Agreement for an ET1, ET3 or ET4 event (and absent a Change of
Control):

(aa) the management fee payable to the Managers according to the provisions of Clause 12 (Management Fee and Expenses), shall continue to be payable for a further period of three (3) months as from the date of termination; and

(bb) the Owners are to provide written notice of termination to Managers at least three months prior to the date of termination. Where Managers do not receive at least three (3) months prior written notice of the date of termination the management fee in (aa) shall be increased by three (3) months of management fees, reduced by the pro rata amount where prior written notice of the date of termination was given.

(iii) On or following a Change of Control, clauses (ii)(aa) and (bb) above shall not apply and in the event of a termination of this Agreement for an ET1, ET3 or ET4 event, the management fee payable to the Managers according to the provisions of Clause 12 (Management Fee and Expenses), shall continue to be payable for a further period of twenty-four (24) months as from the date of termination.

(iv) In the event of a termination of this Agreement for an ET4 event, no termination fee shall be due and payable hereunder where the Owner is required to pay an early termination fee as the same is described in the Master Agreement.

(v) All amounts due and payable under this Clause 22(g) shall be accelerated and immediately payable in one lump sum on the date of termination.

~~In the event of the termination of this Agreement for any reason other than default by the Managers the management fee payable to the Managers according to the provisions of Clause 12 (Management Fee and~~	446
~~Expenses), shall continue to be payable for a further period of the number of months stated in Box 19 as~~	447
~~from the effective date of termination. If Box 19 is left blank then ninety (90) days shall apply.~~	448
(h) In addition, where the Managers provide Crew for the Vessel in accordance with Clause 5(a) (Crew	449
Management):	450
(i) the Owners shall continue to pay Crew Support Costs during the said further period of the number of	451
months stated in Box 19; and	452
(ii) the Owners shall pay an equitable proportion of any Severance Costs which may be incurred, not	453
exceeding the amount stated in Box 20. The Managers shall use their reasonable endeavours to minimise	454
such Severance Costs.	455
(i) On the termination, for whatever reason, of this Agreement, the Managers shall release to the Owners,	456
if so requested, the originals where possible, or otherwise certified copies, of all accounts and all documents	457
specifically relating to the Vessel and its operation.	458
(j) The termination of this Agreement shall be without prejudice to all rights accrued due between the parties	459
prior to the date of termination.	460
23. BIMCO Dispute Resolution Clause	461
(a) This Agreement shall be governed by and construed in accordance with English law and any dispute	462
arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with	463
the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary	464
to give effect to the provisions of this Clause.	465
The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA)	466

Terms current at the time when the arbitration proceedings are commenced.	467
The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its	468
arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint	469
its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole	470
arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the	471
14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so	472
within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any	473
further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party	474
accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by	475
agreement.	476
Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the	477
appointment of a sole arbitrator.	478
In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum	479
as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims	480
Procedure current at the time when the arbitration proceedings are commenced.	481
~~(b) This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code~~	482
~~and the Maritime Law of the United States and any dispute arising out of or in connection with this Agreement~~	483
~~shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the~~	484
~~;~~	485
~~enforcing any award, judgment may be entered on an award by any court of competent jurisdiction. The~~	486
~~proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.~~	487
~~In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum~~	488
~~as the parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration~~	489
~~Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings~~	490
~~are commenced.~~	491
~~(c) This Agreement shall be governed by and construed in accordance with the laws of the place mutually~~	492
~~agreed by the parties and any dispute arising out of or in connection with this Agreement shall be referred~~	493
~~to arbitration at a mutually agreed place, subject to the procedures applicable there~~.	494
(d) Notwithstanding Sub-clauses 23(a), ~~23(b) or 23(c)~~ above, the parties may agree at any time to refer to	495
mediation any difference and/or dispute arising out of or in connection with this Agreement.	496
(i) In the case of a dispute in respect of which arbitration has been commenced under Sub-clauses 23(a),	497
~~23(b) or 23(c)~~ above, the following shall apply:	498
(ii) Either party may at any time and from time to time elect to refer the dispute or part of the dispute to	499
mediation by service on the other party of a written notice (the “Mediation Notice”) calling on the other	500
party to agree to mediation.	501

(iii) The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that	502
they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14	503
calendar days, failing which on the application of either party a mediator will be appointed promptly by	504
the Arbitration Tribunal (“the Tribunal”) or such person as the Tribunal may designate for that purpose.	505
The mediation shall be conducted in such place and in accordance with such procedure and on such	506
terms as the parties may agree or, in the event of disagreement, as may be set by the mediator.	507
(iv) If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal	508
and may be taken into account by the Tribunal when allocating the costs of the arbitration as between	509
the parties.	510
(v) The mediation shall not affect the right of either party to seek such relief or take such steps as it considers	511
necessary to protect its interest.	512
(vi) Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall	513
continue during the conduct of the mediation but the Tribunal may take the mediation timetable into	514

account when setting the timetable for steps in the arbitration.    515

(vii) Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred    516
in the mediation and the parties shall share equally the mediator’s costs and expenses.    517

(viii) The mediation process shall be without prejudice and confidential and no information or documents	518
disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under	519
the law and procedure governing the arbitration.	520
(Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)	521
(e) If Box 21 in Part I is not appropriately filled in, Sub-clause 23(a) of this Clause shall apply.	522
Note: Sub-clauses 23(a), 23(b) and 23(c) are alternatives; indicate alternative agreed in Box 21. Sub-clause	523
23(d) shall apply in all cases.	524
24. Notices	525
(a) All notices given by either party or their agents to the other party or their agents in accordance with the	526
provisions of this Agreement shall be in writing and shall, unless specifically provided in this Agreement to	527
the contrary, be sent to the address for that other party as set out in Boxes 22 and 23 or as appropriate or	528
to such other address as the other party may designate in writing.	529
A notice may be sent by registered or recorded mail, facsimile, electronically or delivered by hand in accordance	530
with this Sub-clause 24(a).	531
(b) Any notice given under this Agreement shall take effect on receipt by the other party and shall be deemed	532
to have been received:	533
(i) if posted, on the seventh (7th) day after posting;	534
(ii) if sent by facsimile or electronically, on the day of transmission; and	535
(iii) if delivered by hand, on the day of delivery.	536
And in each case proof of posting, handing in or transmission shall be proof that notice has been given,	537
unless proven to the contrary.	538
25. Entire Agreement see additional clauses.	539
Any additional clauses attached hereto together with the Confirmation, any subsequent addenda, schedules, appendices or otherwise, shall be construed as an integral part of this Agreement and shall be interpreted accordingly.
~~This Agreement constitutes the entire agreement between the parties and no promise, undertaking,~~	540
~~representation, warranty or statement by either party prior to the date stated in Box 2 shall affect this~~	541
~~Agreement. Any modification of this Agreement shall not be of any effect unless in writing signed by or on~~	542
~~behalf of the parties~~.	543
26. Third Party Rights	544
Except to the extent provided in Sub-clauses 17(c) (Indemnity) ~~and~~ 17(d) (Himalaya) and see additional clauses	545
, no third parties may
enforce any term of this Agreement.	546

27. Partial Validity	547
If any provision of this Agreement is or becomes or is held by any arbitrator or other competent body to be	548
illegal, invalid or unenforceable in any respect under any law or jurisdiction, the provision shall be deemed	549
to be amended to the extent necessary to avoid such illegality, invalidity or unenforceability, or, if such	550
amendment is not possible, the provision shall be deemed to be deleted from this Agreement to the extent	551
of such illegality, invalidity or unenforceability, and the remaining provisions shall continue in full force and	552
effect and shall not in any way be affected or impaired thereby.	553
28. Interpretation	554
In this Agreement:	555

(a) Singular/Plural	556
The singular includes the plural and vice versa as the context admits or requires.	557
(b) Headings	558
The index and headings to the clauses and appendices to this Agreement are for convenience only and shall not affect	559
its construction or interpretation.	560
(c) Day	561
“Day” means a calendar day unless expressly stated to the contrary.	562

RIDER CLAUSES
FOR SHIPMAN 2009 STANDARD SHIP MANAGEMENT
AGREEMENT

DATED:
MADE BETWEEN “THE OWNER”:
AND “THE MANAGER”:            Scorpio Ship Management S.A.M
VESSEL:

29.	OPA

29.1	The Managers will:-

(i)	arrange for the preparation, filing and updating of a contingency Vessel Response Plan in accordance with the requirements of OPA and instruct the Crew in all aspects of the operation of such plan;

(ii)
identify and ensure the availability by contract or otherwise of a Qualified Individual, a Spill Management Team, an Oil Spill Removal Organisation, resources having salvage, fire fighting, lightering and, if applicable, dispersant capabilities, and public relations/media personnel to assist the Owners to deal with the media in the event of discharges of oil.

29.2
The Managers are expressly authorised as agents for the Owners to enter into such arrangements by contract or otherwise as are required to ensure the availability of the services outlined in Clause 29.1. The Managers are further expressly authorised as agents for the Owners to enter into such other arrangements as may from time to time be necessary to satisfy the requirements of OPA or other US Federal or State laws.

29.3	The Owners will pay the fees due to third parties providing the services described above. The third party fees will be included in the Vessel's running costs.

29.4	On termination of this Agreement, the Vessel Response Plan and all documentation will be returned to the Managers at the expense of the Owners.

30.	IT Services

30.1	The Managers will, subject to the remaining provisions of this Clause 30, provide the Vessel with the Management System Software.

30.2	The main features of the Management System Software at the date of this Agreement are:

(i)	comprehensive management software providing single point of entry to the Vessel incorporating crew management, defect and deficiency reporting and performance monitoring;

(ii)	a ship to shore and shore to ship e-mail package providing cost efficient communications available to both Managers and their charterers; and

(iii)	a computerised maintenance system including inventory control and automated purchase order handling.

30.3	The costs for the Management System Software are included in the Vessel's operating costs, as follows:

(i)	the annual maintenance fee;

(ii)	maintenance and upgrades;

(iii)	24 hour support;

(iv)	provision of anti-virus software and regular upgrades;

(v)	operational manuals and regular updates;

(vi)	annual audit on board the Vessel providing a system health check;

(vii)	user manuals and training of the Crew in the use of the Management System Software; and

(viii)	e-mail on board the Vessel.

30.4	Such costs do not include the costs of appropriate hardware, licence fee and installation/set-up on board the Vessel which will be included in the taking over cost.

30.5
Installation and set-up of the Information System Software will be undertaken on a date agreed between the Managers and the Owners having regard to the Vessel's schedule and the availability of the Managers' personnel.

30.6	The Management System Software is protected by applicable copyright and patent laws.

30.7	The Managers do not warrant that the use or operation of the Information System Software will be uninterrupted or error free.
31.    Management Fee

31.1
Without prejudice to the generality of clause 12 (Management Fee), it is agreed that the remuneration provided for by that clause shall be deemed to cover the Manager's administrative and general expenses and any other expenses which are not directly and exclusively applicable to the operation or conduct of the business of the Vessel and shall include:

Salaries of corporate officers, executives, department heads, administrative, clerical and office employees, port engineers, port captain, port stewards, paymaster and other employees of the shore side establishment, payroll taxes, group insurance and pension annuity payments applicable to personnel in the above named categories, office and administrative expenses, including insurance, rent, heat, light, power, office stationary, office services, depreciation and repair of office equipment, janitor services and expenses, accounting expenses, the Managers' outside auditing fees, dues and membership in trade associations, office subscriptions, contributions and donations and franchise taxes, as well as legal fees in connection with the Managers' corporate and management functions, excluding all and any legal fees or other expenses incurred by the Managers in connection with any claims arising out of any matter related with the Vessel.

31.2
In addition to the remuneration payable to the Managers under the provision of clause 12 and this clause, the Owners shall reimburse the Managers for, inter alia, the amount of such necessary travelling expenses (outside Monaco), seafarers interviewing costs, costs of telephone calls, communication, vessel's postage, freight and forwarding, warehousing, agency services and fees which are not included in budget and will be treated as contingency costs. For estimation purpose only and without guarantee, contingencies could amount to a 5% of annual total budget.

32.	Dry docking
Dry docking to be carried out with prior approval of costs by the Owners. The drydocking specification shall be prepared by the Managers and approved by the Owners.

33.    Benefit of Existing and Future Contracts
Where possible, the Owners shall (for the duration of this Agreement) have the advantage of any existing or future contracts of the Managers for the purchase or renewal of materials, facilities, services or equipment, by way of the benefit of discounts (if any).
34.    Passing of Title

34.1
To the extent already paid for by the Managers using funds specifically provided by the Owners for such a purpose, title to any goods, materials or supplies purchased by the Managers for use in the performance of this Agreement shall belong to the Owners.

34.2
Upon termination of this Agreement all such goods, materials or supplies in the hands of the Managers shall be delivered to the Vessel or if requested by the Owners the Managers shall sell or dispose of such goods, materials or supplies at such price, terms and conditions as may be approved by the Owners and remit the proceeds thereof less any expenses incurred in selling or disposing of such goods to an account of the Owners, to be advised separately in writing to the Managers.

35.    Termination on Bareboat Charter of Vessel
The Managers shall be entitled to terminate this Agreement by notice in writing in the event that the Vessel is bareboat chartered by the Owners. The date upon which the Vessel is to be treated as having been bareboat chartered, shall be the date on which the Owners deliver the Vessel to bareboat charterer, notwithstanding the fact that the Managers may learn of the bareboat charter at a later date.

36.	Slop and any other disposal ashore
Disposal of slop, sludge, bilge, garbage produced for whatever reason (including but not limited to tank inspection, repairs, drydock preparation, tank cleaning) and any other disposal ashore compulsory as per local regulation is considered out of budget and the Owners shall provide the Managers with such additional funds as may be required.

37.	ISPS Code

37.1
The Manager shall comply with the requirements of the International Code for the Security of Ships and of Port Facilities and the relevant amendments to Chapter XI of SOLAS (ISPS Code) relating to the Vessel and “the Company” (as defined by the ISPS Code). If trading to or from the United States or passing through United States waters, in addition to ensure that the Vessel has been issued with a COFR, the Manager shall also comply with the requirements of the US Maritime

Transportation Security Act 2002 (the “MTSA”) relating to the Vessel and the “Owner” (as defined by the MTSA).

37.2
Where sub-chartering, the Owner shall ensure that the contact details of all sub-charterers are provided to the Managers and the Master. Furthermore, the Owners shall ensure that all charter parties entered into during the period of this Agreement contain the following provision:

“The Charterers shall provide the Owners with their full style contact details and, where sub-chartering is permitted under the terms of the charter party, shall ensure that the contact details of all sub-charterers are likewise provided to the Owners”.

37.3
Notwithstanding anything else contained in this Agreement all costs or expenses whatsoever arising out of or related to security regulations or measures required by the port facility or any relevant authority in accordance with the ISPS Code and/or the MTSA including, but not limited to, security guards, launch services, vessel escorts, security fees, waiting costs and associated expenses, taxes and inspections, shall be out of budget. All measures required by the Manager to comply with the Ship Security Plan shall be for the Manager’s account excluding costs associated with calls at non ISPS compliant port, facilities, installations, vessels or port, facilities, installations, vessels included in any relevant authority warning list (i.e. USCG Port Security Advisory) as applicable in which case Owners shall provide Managers with such additional funds as may be required.

38.	Additional Costs

The Owners’ representative’s meals and slop chest, charterers’ meal and slop chest, representation costs, gratuity (either official or not official) provided with the aim to safeguard Vessel’s operation and given in the sole discretion of Master will be separately debited to the Owners at cost. Any extraordinary trading cost (including but not limited to AMPD, COFR, ENOA/D, ICB, EWR coverage, Ransom and Kidnap coverage, security guard, special arrangement for transiting pirate infested areas etc.), will be debited to Owners at cost, out of budget, under contingency accounting code.

39.	Provision of Information

The Owners undertake to provide to the Managers directly or through the charterers all information and instruction necessary for the Master to efficiently perform his duties including but not limited to: charterers name and full style, cargo information including MSDS, cargo carriage instruction relevant to that particular cargo (loading, segregating, carrying, heating, discharging, purging, ventilating, tank cleaning, inerting, stripping, COW washing instruction), port and terminal information and requirements, navigation instruction, speed to be attained, notification requirement, agency full style, fuel MSDS, bunker delivery notes, information necessary for AMS reporting, chartering contracts the Owners will enter into, voyage instructions including service speeds to attain.

40.	HSQEEn blanket approval clause

The Owner undertakes to provide full support for the implementation and approval of the Managers’ health, safety, quality, environmental and energy management policy including extra costs which could be from time to time communicated to Owners.

41.	Cabotage, storage and STS

Cabotage, storage and frequent STS are not considered normal operations and a special evaluation of risk and extra costs will be provided on a case by case basis by the Managers. The Owners shall make available to the Managers such additional funds as may be required in order for such additional duties to be carried out.

42.	Payments

All payments to the Managers shall be made in (i) full without any withholdings and (ii) US Dollars, to the account of the Managers from time to time advised to the Owners by the Managers.

43.	Third Party Rights

43.1
Any person (other than parties to this Agreement) who is given any rights or benefits under Clauses 17(c) or 17(d) (a "Third Party") shall be entitled to enforce those rights or benefits against the parties in accordance with the Contracts (Rights of Third Parties) Act 1999.

43.2	Save as provided in Clause 43.1 above the operation of the Contracts (Rights of Third Parties) Act 1999 is hereby excluded.

43.3
The parties may amend vary or terminate this Agreement in such a way as may affect any rights or benefits of any Third Party which are directly enforceable against the parties under the Contracts (Rights of Third Parties) Act 1999 without the consent of any such Third Party.

43.4
Any Third Party entitled pursuant to the Contracts (Rights of Third Parties) Act 1999 to enforce any rights or benefits conferred on it by this Agreement may not veto any amendment, variation or termination of this Agreement which is proposed by the parties and which may affect the rights or benefits of any such Third Party.

44.	Bunker Quality

44.1
The Owners or its agent shall provide that bunkers supplied comply with ISO 8217:2010 RMG 380, where available, or alternatively ISO 8217:2005(E) for heavy fuel and DMA for distillate, and comply with Marpol Annex VI reg 14 and 18 as amended. Where these standards are not available, the Owners or its agent shall submit to the Managers the specifications of the available fuels in order for the Managers to recommend an alternative course of action.

44.2
At the time of delivery of the Vessel the Owners or its agent shall place at the disposal of the Managers, the bunker delivery note(s) and any samples relating to the fuels existing on board. During the currency of the contract, the Owner or its agent shall ensure that bunker delivery notes are presented to the Vessel on the delivery of fuel(s) and that during bunkering representative samples of the fuel(s) supplied shall be taken at the Vessel's bunkering manifold and sealed in the presence of competent representatives of the fuel supplier and the Vessel as foreseen by Marpol.

44.3
Without prejudice to anything else contained in this contract, the Owners or its agent shall provide that fuel supplied is of such specifications and grades to permit the Vessel, at all times, to comply with any requirements (i.e. the maximum sulphur content) of any emission control zone when the Vessel is ordered to trade within that zone.

44.4
The Owners or its agent also warrant that any bunker suppliers, bunker craft operators and bunker surveyors used by the Owners or its agent to supply such fuels shall comply with Regulations 14 and 18 of MARPOL Annex VI as applicable, including the Guidelines in respect of sampling and the provision of bunker delivery notes.

44.5
Owners or its agent to provide that the quantity of the bunker kept on board is sufficient for the intended voyage plus a 20% margin. If the next voyage is less than 10 days, the minimum extra margin of bunker fuel is at least for 2 days of navigation. For vessel with a single boiler system, minimum 30 tons of distillate to be always kept on board. Commingling of bunker is not recommended. Managers not to be held responsible for any consequence of commingling.

44.6	In the event of a dispute with bunkers suppliers regarding the bunker's quality, the Managers will advise the Owners for their consideration/decision.

45.	War, war risk areas trading.

45.1
Managers will, upon the request of either the Owner or his agents, provide an assessment on the occasion the Vessel may be ordered to trade in any war, warlike area as defined by JWC, and any cost directly or indirectly incurred as a consequence of such an order will be out of budget and debited to the Owners as ‘contingency cost’.

45.2
For the purpose of this clause, the words war risk shall include any actual, threatened or reported war; act of war; civil war; hostilities; revolution; rebellion; civil commotion; warlike operations; laying of mines; acts of piracy; acts of terrorists; acts of hostility or malicious damage; blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever); by any person, body, terrorist or political group, or the Government of any state whatsoever, which, in the reasonable judgment of the Managers, may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel.

46.	Ice trading.

Managers will, upon the request of either the Owner or his agents, provide an assessment on the occasion the Vessel may be ordered to trade in any ice bound area as defined by IWL or by prevailing local condition, and any cost directly or indirectly incurred as a consequence of such order will be out of budget and debited to Owners as ‘contingency cost’.

47.	Sub-let.

Any extra cost and expenses necessary for Owner to perform any sub letting charterer contract are excluded from budget. Take over cost are excluded from budget and vessel is supposed to be fully stocked at delivery

48.	Entire Agreement

48.1
This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement; and (in relation to such subject matter) supersedes all prior discussions, understandings and agreements between the parties and all prior representations and expressions of opinion by the parties.

48.2
Each of the parties acknowledges that it is not relying on any statements, warranties, representations or understandings (whether negligently or innocently made) given or made by or on behalf of the other in relation to the subject matter hereof and that it shall have no rights or remedies with respect to such subject matter otherwise than under this Agreement. The only remedy available shall be for breach of contract under the terms of this Agreement. Nothing in this Clause shall, however, operate to limit or exclude any liability or fraud.

49.	Managers compliance with governing laws

The Managers, in the performance of their duties and responsibilities on behalf of the Owners hereunder, undertake that they shall take no action that will violate anti-bribery laws applicable to the Owners.

The Owners shall not be liable to the Managers for any fines or similar penalties incurred by the Managers as a result of any breach by the Managers of anti-bribery laws applicable to the Owners.

The Managers shall immediately notify the Owners of any violation of any governing law claimed to have been committed by the Managers.

Any expenses submitted by the Managers for payment under this Agreement shall have been legally incurred in connection with the management services performed under this Agreement. No money or other items of value, whether or not reimbursable under this Agreement, will be paid, promised, offered or authorised by the Managers to any person employed by or acting on behalf of any government or government agency for the purpose of or having the effect of: (i) bribery, kickback or other corrupt practices; (ii) influencing any act or decision of such person or agency; (iii) inducing any such person or agency to do any act in violation of their lawful duty.

The Owners shall have the right to audit the Managers’ books and records at any reasonable time to determine Managers' compliance with the Managers' commitments under this clause 49. Notwithstanding anything to the contrary in this Agreement regarding the parties termination rights, the Owners may unilaterally terminate this Agreement if the Managers admit violating or there has been a proven violation of any commitment by the Managers under this clause 49.

For the Owners:	For the Managers:
Scorpio Ship Management S.A.M.
By:                         By: Francesco Bellusci

Annex III – SCORPIO TANKERS INC (“STNG”) GUARANTEES

DEED OF GUARANTEE (“Guarantee”)
To:
SCORPIO COMMERCIAL MANAGEMENT S.A.M., a company incorporated under the laws of Monaco and having its registered office at 9 Boulevard Charles III, Monaco 98000 (the “Beneficiary”)

Effective as of: 31 December 2014

(A)	Background:

(1)
The STNG SPVs being each of the existing wholly owned STNG subsidiaries (as set out in Schedule 1) (“SPVs”) as well as any future vessel owning subsidiaries wholly owned by STNG (“Future SPVs”) (the SPVs and Future SPVs jointly referred to as the “STNG SPVs”) (i) control a number of vessels already on the water; (ii) will control vessels to be delivered from Hyundai Mipo Dockyard of South Korea or other shipyards; and (iii) may in the future control vessels purchased or chartered in from third parties (together the “Vessels”). References to “control” or “controlled” herein means owned or chartered.

(2)
A Master Agreement dated 24 January 2013 as amended by addendum number one effective 1 June 2013 and amended and restated effective as of 31 December 2014 has been entered into amongst others, ourselves, Scorpio Tankers Inc., Scorpio Tankers Inc., for and on behalf of existing and future wholly owned subsidiaries, Scorpio Ship Management S.A.M (“SSM”) and the Beneficiary, to govern the relationship of the aforementioned parties prior to delivery of any of the Vessels and the Management Agreements, as defined below, becoming effective (the “Master”).

(3)	The Vessels will following delivery be technically and commercially managed by SSM and the Beneficiary (respectively).

(B)	OPERATIVE PROVISIONS

1.	Payment Guarantee

In consideration of the Beneficiary having entered and entering into commercial management agreements (“Management Agreements”) with any of the STNG SPVs in respect of the Vessels we, Scorpio Tankers Inc., for ourselves and our successors from time to time (the “Grantor”) hereby irrevocably and unconditionally guarantee as primary obligor and not merely as the surety, the due and punctual performance of any obligations and payment of any amounts due to the Beneficiary by any of the STNG SPVs under or in connection with the Management Agreements and Master Agreement.

2.	Liability Unconditional:
The Grantor's liability under this Guarantee shall not be discharged, reduced or otherwise affected in any way by any reason (without limitation and whether or not known to the Grantor or the Beneficiary) including (i) the Beneficiary giving the Grantor time or any other concession, (ii) any composition, discharge, release or other variation of liability entered into with, or granted to, any STNG SPVs, (iii) the Beneficiary taking, holding, varying, realising or not enforcing any other security for the liabilities of any STNG SPVs or the Grantor under the Master and the Management Agreements (as amended, varied, supplemented, replaced or restated from time to time), (iv) any amendment, variation or waiver (however fundamental) of any provision of any of the Master and the Management Agreements, (v) any legal limitation or incapacity relating to any STNG SPVs or the Grantor, (vi) any invalidity or unenforceability of the obligations of any party under any of the Master and the Management Agreements or (vii) any other act or omission of the Beneficiary or any other circumstances which, but for this provision, might discharge the Grantor.

3.	Continuing guarantee
This Guarantee and the obligations of the Grantor hereunder are a continuing guarantee and shall continue in effect until all obligations and liabilities whatsoever which fall to be discharged by the Grantor under the Master and the Management Agreements, have been finally discharged in full, notwithstanding any intermediate payment, partial settlement or other matter.
The Grantor’s obligations hereunder shall be in addition to and shall not in any way be prejudiced by any other guarantees granted or covenants assumed now or in the future by Grantor in favour of the Beneficiary with respect to any claim the Beneficiary has or may have against any STNG SPVs or the Grantor under either of the Master and/or the Management Agreements.

4.	Other security
The Beneficiary may enforce this Guarantee without first making demand on, or taking any proceeding against, any STNG SPVs or any other person first or resorting to any other security, guarantee or other means of payment. The Grantor waives any right it may have of first requiring the Beneficiary to proceed against or claim payment from any STNG SPVs before claiming from the Grantor hereunder. No action (or inaction) by the Beneficiary in respect of any such security, guarantee or other means of payment shall prejudice or affect the liability of the Grantor hereunder.

5.	No set-off or counterclaim
All payments by the Grantor hereunder shall be made in full, without set‑off or counterclaim and free and clear of any deductions or withholdings or taxes or charges whatsoever in immediately available, freely transferable, cleared funds in United States Dollars for value on the date specified in the Beneficiary’s demand to the account notified to the Grantor by the Beneficiary.

6.	Assignment
The Grantor may not assign or transfer any of its rights or obligations hereunder. The Beneficiary may assign any of its rights hereunder to a person in favour of whom an assignment has been made under the Master and the Management Agreements.

7.	Notices and demands
Any notice or demand by the Beneficiary under this Guarantee shall be in writing by letter or by fax, marked for the attention of the General Counsel, and shall be deemed to have been served on the Grantor (in the case of a letter) when delivered at its principal executive office address of Le Millenium, 9 Boulevard Charles III, MC 98000 Monaco and (in the case of a telefax) when received at +377 9777 8346 in complete and legible form. Any notice or demand sent by telex shall be deemed to have been served at the time of despatch with confirmed answerback of the Grantor appearing on the transmission.

8.	Law and Disputes
This Guarantee shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Guarantee shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

The arbitration shall be conducted in accordance with the London Maritime Arbitrators Terms current at the time when the arbitration proceedings are commenced.

IN WITNESS WHEREOF this Guarantee has been duly executed as a deed and delivered on this 14 November 2016

Executed as a deed by        Luca Forgione            ) /s/ Luca Forgione
For and on behalf of         Scorpio Tankers Inc.        )
in the presence of        General Counsel
Signature of Witness    Andrew Cottrell, Legal Intern        ) /s/ Andrew Cottrell
Name, address and occupation of witness            )
“Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

DEED OF GUARANTEE (“Guarantee”)
To:
SCORPIO SHIP MANAGEMENT S.A.M., a company incorporated under the laws of Monaco and having its registered office at 9 Rue du Gabian, Monaco 98000 (the “Beneficiary”)

Effective as of: 31 December 2014

(A)	Background:

(1)
The STNG SPVs being each of the existing wholly owned STNG subsidiaries (as set out in Schedule 1) (“SPVs”) as well as any future vessel owning subsidiaries wholly owned by STNG (“Future SPVs”) (the SPVs and Future SPVs jointly referred to as the “STNG SPVs”) (i) control a number of vessels already on the water; (ii) will control vessels to be delivered from Hyundai Mipo Dockyard of South Korea or other shipyards; and (iii) may in the future control vessels purchased or chartered in from third parties (together the “Vessels”). References to “control” or “controlled” herein means owned or chartered.

(2)
A Master Agreement dated 24 January 2013 as amended by addendum number one effective 1 June 2013 and amended and restated effective as of 31 December 2014 has been entered into amongst others, ourselves, Scorpio Tankers Inc., Scorpio Tankers Inc., for and on behalf of existing and future wholly owned subsidiaries, the Beneficiary and Scorpio Commercial Management S.A.M. (“SCM”), to govern the relationship of the aforementioned parties prior to delivery of any of the Vessels and the Management Agreements, as defined below, becoming effective (the “Master”).

(3)	The Vessels will following delivery be technically and commercially managed by the Beneficiary and SCM (respectively).

(B)	OPERATIVE PROVISIONS

1.	Payment Guarantee

In consideration of the Beneficiary having entered and entering into technical management agreements (“Management Agreements”) with any of the STNG SPVs in respect of the Vessels we, Scorpio Tankers Inc., for ourselves and our successors from time to time (the “Grantor”) hereby irrevocably and unconditionally guarantee as primary obligor and not merely as the surety, the due and punctual performance of any obligations and payment of any amounts due to the Beneficiary by any of the STNG SPVs under or in connection with the Management Agreements and Master Agreement.

2.	Liability Unconditional:
The Grantor's liability under this Guarantee shall not be discharged, reduced or otherwise affected in any way by any reason (without limitation and whether or not known to the Grantor or the Beneficiary) including (i) the Beneficiary giving the Grantor time or any other concession, (ii) any composition, discharge, release or other variation of liability entered into with, or granted to, any STNG SPVs, (iii) the Beneficiary taking, holding, varying, realising or not enforcing any other security for the liabilities of any STNG SPVs or the Grantor under the Master and the Management Agreements (as amended, varied, supplemented, replaced or restated from time to time), (iv) any amendment, variation or waiver (however fundamental) of any provision of any of the Master and the Management Agreements, (v) any legal limitation or incapacity relating to any STNG SPVs or the Grantor, (vi) any invalidity or unenforceability of the obligations of any party under any of the Master and the Management Agreements or (vii) any other act or omission of the Beneficiary or any other circumstances which, but for this provision, might discharge the Grantor.

3.	Continuing guarantee
This Guarantee and the obligations of the Grantor hereunder are a continuing guarantee and shall continue in effect until all obligations and liabilities whatsoever which fall to be discharged by the Grantor under the Master and the Management Agreements, have been finally discharged in full, notwithstanding any intermediate payment, partial settlement or other matter.
The Grantor’s obligations hereunder shall be in addition to and shall not in any way be prejudiced by any other guarantees granted or covenants assumed now or in the future by Grantor in favour of the Beneficiary with respect to any claim the Beneficiary has or may have against any STNG SPVs or the Grantor under either of the Master and/or the Management Agreements.

4.	Other security
The Beneficiary may enforce this Guarantee without first making demand on, or taking any proceeding against, any STNG SPVs or any other person first or resorting to any other security, guarantee or other means of payment. The Grantor waives any right it may have of first requiring the Beneficiary to proceed against or claim payment from any STNG SPVs before claiming from the Grantor hereunder. No action (or inaction) by the Beneficiary in respect of any such security, guarantee or other means of payment shall prejudice or affect the liability of the Grantor hereunder.

5.	No set-off or counterclaim
All payments by the Grantor hereunder shall be made in full, without set‑off or counterclaim and free and clear of any deductions or withholdings or taxes or charges whatsoever in immediately available, freely transferable, cleared funds in United States Dollars for value on the date specified in the Beneficiary’s demand to the account notified to the Grantor by the Beneficiary.

6.	Assignment
The Grantor may not assign or transfer any of its rights or obligations hereunder. The Beneficiary may assign any of its rights hereunder to a person in favour of whom an assignment has been made under the Master and the Management Agreements.

7.	Notices and demands
Any notice or demand by the Beneficiary under this Guarantee shall be in writing by letter or by fax, marked for the attention of the General Counsel, and shall be deemed to have been served on the Grantor (in the case of a letter) when delivered at its principal executive office address of Le Millenium, 9 Boulevard Charles III, MC 98000 Monaco and (in the case of a telefax) when received at +377 9777 8346 in complete and legible form. Any notice or demand sent by telex shall be deemed to have been served at the time of despatch with confirmed answerback of the Grantor appearing on the transmission.

8.	Law and Disputes
This Guarantee shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Guarantee shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Terms current at the time when the arbitration proceedings are commenced.

IN WITNESS WHEREOF this Guarantee has been duly executed as a deed and delivered on this 14 November 2016

Executed as a deed by        Luca Forgione            ) /s/ Luca Forgione
For and on behalf of         Scorpio Tankers Inc.        )
in the presence of        General Counsel
Signature of Witness    Andrew Cottrell, Legal Intern        ) /s/ Andrew Cottrell
Name, address and occupation of witness            )
“Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

Annex IV – CHANGE OF CONTROL DEFINITION
For the purposes of this Master, “Change of Control” means the occurrence of any of the following:
(A) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of STNG’s or its subsidiaries’ assets, taken as a whole, to any Person other than to a Permitted Owner;
(B) an order made for, or the adoption by the Board of Directors of a plan of, liquidation or dissolution of STNG;
(C) the consummation of any transaction (including any merger or consolidation) the result of which is that any Person, other than a Permitted Owner, becomes the beneficial owner, directly or indirectly, of a majority of STNG’s Voting Securities, measured by voting power rather than number of shares;
(D) if, at any time, STNG becomes insolvent, admits in writing its inability to pay its debts as they become due, is adjudged bankrupt or declares bankruptcy or makes an assignment for the benefit of creditors, or makes a proposal or similar action under the bankruptcy, insolvency or other similar laws of any applicable jurisdiction or commences or consents to proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction;
(E) the consolidation of STNG with, or the merger of STNG with or into, any Person, other than a Permitted Owner or the consolidation of any Person, other than a Permitted Owner, with, or the merger of any Person, other than a Permitted Owner, with or into, STNG, in any such event pursuant to a transaction in which any of the common stock outstanding immediately prior to such transaction are converted into or exchanged for cash, securities or other property or receive a payment of cash, securities or other property, other than any such transaction where STNG’s Voting Securities outstanding immediately prior to such transaction are converted into or exchanged for Voting Securities of the surviving or transferee Person constituting a majority (measured by voting power rather than number of shares) of the outstanding Voting Securities of such surviving or transferee Person immediately after giving effect to such issuance; or
(F) a change in directors after which a majority of the members of the Board of Directors are not directors who were either nominated by, appointed by or otherwise elected with the approval of current board members at the time of such election.
“Affiliates” means, with respect to any Person as at any particular date, any other Persons that directly or indirectly, through one or more intermediaries, are Controlled by, Control or are under common Control with the Person in question, and “Affiliate” means any one of them.
“Control” or “Controlled” means, with respect to any Person, the right to elect or appoint, directly or indirectly, a majority of the directors of such Person or a majority of the Persons who have the right, including any contractual right, to manage and direct the business, affairs and operations of such Person, or the possession of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract, or otherwise.
“Governmental Authority” means any domestic or foreign government, including any federal, provincial, state, territorial or municipal government, any multinational or supranational organization, any government agency (including the U.S. Securities and Exchange Commission), any tribunal, labor relations board, commission or stock exchange (including the New York Stock Exchange), and any other authority or organization exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.
“Permitted Owner” means SSH and all Affiliates thereof.
“Person” shall have the meaning ascribed to it as such term is used in Section 13(d)(3) of the Securities Exchange Act, as amended.
“SSH” shall mean Scorpio Services Holding Limited, a Marshall Islands corporation whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960.

“STNG” shall mean Scorpio Tankers Inc., a company incorporated under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

“Voting Securities” means securities of all classes of a Person entitling the holders thereof to vote on a regular basis in the election of members of the board of directors or other governing body of such Person.

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